As filed with the Securities and Exchange Commission on January 27, 2006


                                                     Registration No. 333-128077

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                          ----------------------------
                               Amendment No. 2 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                          MARINE GROWTH VENTURES, INC.
                 (Name of small business issuer in its charter)

         Delaware                         4489                   20-0890800
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
       Organization)

                               405-A Atlantis Road
                          Cape Canaveral, Florida 32920
                                 (321) 783-1744
(Address and telephone number of principal executive offices and principal place of business)

                            Craig Hodgkins, President
                          Marine Growth Ventures, Inc.
                               405-A Atlantis Road
                          Cape Canaveral, Florida 32920
                                 (321) 783-1744
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
   Title of each class of        Number of Shares       Proposed          Proposed           Amount of
 securities to be registered     to be registered       maximum           maximum         registration fee
                                    share (1)           offering         aggregate
                                                       price per       offering price
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par            1,017,000            $0.20            $203,400             $23.94
value
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 27, 2006


                          MARINE GROWTH VENTURES, INC.
                               1,017,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the sale of 1,017,000 currently outstanding shares of our common stock, par value $0.001 per share by certain stockholders of Marine Growth Ventures, Inc. This is the initial registration of shares of our common stock. The selling stockholders will sell the shares from time to time at $0.20 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

      We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is ________, 2006.

                                Table of Contents


PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................2

USE OF PROCEEDS................................................................2

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................2

BUSINESS.......................................................................2

FACILITIES.....................................................................2

EMPLOYEES......................................................................2

LEGAL PROCEEDINGS..............................................................2

MANAGEMENT.....................................................................2

EXECUTIVE COMPENSATION.........................................................2

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................2

DESCRIPTION OF SECURITIES TO BE REGISTERED.....................................2

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.................................2

PLAN OF DISTRIBUTION...........................................................2

PENNY STOCK....................................................................2

SELLING STOCKHOLDERS...........................................................2

LEGAL MATTERS..................................................................2

EXPERTS........................................................................2

AVAILABLE INFORMATION..........................................................2

SIGNATURES..................................................................II-2

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "MGV," the "Company," "us," and "our" refer to Marine Growth Ventures, Inc.

                          MARINE GROWTH VENTURES, INC.


      Our current operations to date, conducted through our wholly owned subsidiary, Sophlex Ship Management, Inc., have consisted of providing ship crewing and management services to vessel owners and operators in the United States and abroad and consulting fees from related parties. However, in light of the fact that the ship of the current sole customer of Sophlex Ship Management, Inc. was destroyed by fire, we will earn no further fees from this customer. Furthermore, we do not expect to receive future consulting fees from related parties.

      In addition, through our other wholly owned subsidiaries, we are attempting to provide financing to businesses in the marine industry and we are in the process of entering into a new industry involving the sale of timeshare opportunities on cruise ships, similar to real estate timeshares. However, these planned operations are still in the development stage and we currently have no sources of revenues or other funding to begin any of our planned operations.


      There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.

      We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities. Our management would like a public market for our common stock to develop in order to be able to seek public financing opportunities in the future.


      For the year ended December 31, 2004, we generated $101,780 in revenue and a net loss of $126,895. As a result of our net loss and negative cash flow from operations, our auditors, in their report dated June 22, 2005, have expressed substantial doubt about our ability to continue as a going concern without raising additional funds.


      Our executive offices are located at 405-A Atlantis Road, Cape Canaveral, Florida 32920, and our telephone number is (321) 783-1744. We are a Delaware corporation.

The Offering

Common stock outstanding before the offering........  21,739,500 shares

Common stock offered by selling stockholders........  Up to 1,017,000 shares

Common stock to be outstanding after the offering...  21,739,500 shares

Use of proceeds.....................................  We will not receive any proceeds from the sale of
                                                      the common stock.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                     Risks Related to Our Financial Results

We Have A History Of Operating Losses And Accumulated Deficit. There Is No Certainty That We Will Ever Achieve Profitability.

      We have incurred operating losses of $128,689 since inception. We expect to incur significant increases in operating losses over the next several years, primarily due to the expansion of our operations into the cruise timeshare industry. The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. Our ability to achieve profitability depends upon our ability to develop our timeshare operations. There can be no assurance that we will ever achieve any revenues or profitable operations from the sale of our timeshare products.

We Will No Longer Be Generating From Our Largest Customer To Date And We Currently Have No Other Source Of Revenue.

      A fire destroyed our sole customer, Rivera I, which has previously accounted for 66% of our revenue, on June 28, 2005. Although this customer is currently pursuing an insurance claim from the loss of its ship, with our assistance, once this claim is complete the relationship will be re-evaluated in order to determine whether other management services will need to be provided. If we are unable to replace this source of revenue the continuing operation of our business may not be possible.

There Is No Guarantee That We Will Be Able To Acquire Or Finance A Cruise Vessel


      In developing our cruise timeshare operations we will need to obtain and refurbish a cruise vessel. This requires our management to travel and inspect countless vessels until an appropriate vessel has been identified that can easily be converted into a cruise vessel appropriate for our needs. In addition to locating an appropriate vessel the vessel must be in satisfactory repair with a reasonable purchase price. Once a satisfactory vessel is located we will require financing and the failure to obtain financing to successfully obtain and refurbish a cruise vessel may jeopardize our ability to continue our business and operations.


There Is No Guarantee That We Will Complete An Agreement With Cruise Timeshare Two, Inc.

      In developing our cruise timeshare operations we will need to complete an agreement with Cruise Timeshare Two, Inc., the proposed seller of our cruise timeshares. While we have tentatively negotiated an agreement that Cruise Timeshare Two, Inc. is willing to sign, our management is waiting until we have obtained a vessel appropriate for our cruise timeshare operation use in order to execute this agreement. While we are waiting to purchase a vessel, Cruise Timeshare Two, Inc. is looking for other opportunities in the cruise timeshare industry and may not be able to execute the proposed agreement once our management is ready to move forward with our plans and execute the proposed agreement. Our failure to successfully obtain this agreement may jeopardize our ability to continue our business and operations.

Additional Financing Will Be Necessary For The Implementation Of Our Cruise Timeshare Operations

      We currently do not have operations with which to finance the development of our cruise timeshare operations.


      Furthermore once we have obtained a vessel and commence our cruise timeshare operations, there can be no assurance that we will generate revenues from operations. Failure to generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services and products. Accordingly we may be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.


      Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If We Fail To Maintain Effective Internal Controls Over Financial Reporting, The Price Of Our Common Stock May Be Adversely Effected.

      Our management team has no previous experience in managing a public company. Accordingly, our internal controls over financial reporting, while they appear to be sufficient for our needs, may have weaknesses and conditions that will need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or operating results. In addition, management's assessment of our internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting or disclosure of management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A Downturn In Economic Conditions Could Adversely Affect Our Business.

      The vacation and leisure industry historically has been subject to substantial cyclical variations, and its business typically relies upon the expenditure of consumer discretionary income. During times of market instability less discretionary income is spent on extravagant vacations or travel plans. A significant downturn in the United States or global economy or any other uncertainties regarding future economic prospects could affect consumer-spending habits. This would have a material adverse impact on our operations and financial results, since consumers may not be willing to invest in the purchase of our cruise timeshares.

                          Risks Related To Our Business

We Have A Limited Operating History Upon Which An Evaluation Of Our Prospects Can Be Made. For That Reason, It Would Be Difficult For A Potential Investor To Judge Our Prospects For Success.

      We had no significant business operations, until our acquisition of Sophlex Ship Management, Inc. on September 1, 2004. In light of the fact that there are no other business models that management can look to in the formation and operation of a cruise timeshare business operation, there can be no assurance that our proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, which include the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the operations that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We Will Need To Raise Additional Equity Or Debt Financing In The Future.

      We will need to raise financing in the future to fund our operations. If successful in raising additional financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

We May Be Unable To Manage Our Growth Or Implement Our Expansion Strategy.

      If management is unable to adapt to the growth of our business operations, we may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

The Vessel Management Services Industry Is Highly Competitive And We May Be Unable To Compete Effectively.

      The vessel management industry, including crewing and maintenance services, is highly competitive, rapidly evolving, and subject to technological change and intense marketing by providers with similar products and services. Many of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we have. In the event that such a competitor expends significant sales and marketing resources in one or several markets we may not be able to compete successfully in such markets. We believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us. If our competitors were to provide better and more cost effective services, our business initiatives could be materially and adversely affected.

We Have Only Limited Indications Of Acceptability Of Our Cruise Timeshare Concept And Therefore Our Management Is Unsure Whether It Will Be A Successful Venture.


      In addition to revenues from vessel management service operations, we expect to generate revenues through the sale of timeshares to a cruise vessel. The purchase price for a timeshare is initially targeted at between $9,000 and $19,000, with annual dues between $650 and $850 for a minimum period of 10 years. As of January 27, 2006, we have not made any timeshare sales, and we have received limited indications from individuals in the vacation and cruise industries as to the commercial acceptability of our cruise timeshare program and fees. As we expand into the cruise timeshare industry, we will be required to make significant capital expenditures, including the purchase and refurbishment of a cruise vessel and to add additional employees. The sale of timeshares is subject to several risks including but not limited to; pricing of commercial cruises and real estate timeshare properties, the perceived value of the cruise timeshare, our ability to acquire and maintain a vessel attractive to prospective members, as well as national and international economic conditions. Therefore, we cannot predict whether we will be successful in selling our cruise timeshare concept. If we are unable to sell timeshares in sufficient quantities, our operations will be negatively impacted.


Inclement Weather Could Adversely Affect Our Business.

      Our targeted cruise itineraries are subject to weather-related risks, such as hurricanes and tropical storms. Weather related incidents could cause damage to our cruise vessel or could curtail travel in accordance with scheduled itineraries. Unfavorable weather could result in a significant loss of operating income.

We Are Dependent Upon Key Personnel And Consultants And The Loss Of Any Key Member Of This Team Could Have A Material Adverse Effect On Our Business.

      Our success is heavily dependent on the continued active participation of our current executive officers listed under "Management." Loss of the services of one or more of these officers could have a material adverse effect upon our business, financial condition or results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the communications industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on us. Our inability to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on our business, financial condition or results of operations.

Terrorist Acts Could Adversely Affect Our Business.

      Terrorist acts worldwide could adversely affect our business. The travel and hospitality industry experienced a significant negative impact from terrorist acts in the past. Since our departure points may need to be accessible by air travel, terrorist acts or perceived threats of these acts in the future could affect the willingness of travelers to travel on our cruise vessel. If travel is significantly reduced, we could experience a significant loss of operating income.

We Are Controlled By Current Officers, Directors And Principal Stockholders.

      Following completion of the Offering, our directors, executive officers and principal stockholders and their affiliates will beneficially own approximately 92.75% of the outstanding shares of our common stock. So long as our directors, executive officers and principal stockholders and their affiliates controls a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If You Purchase Shares In This Offering, You Will Experience Immediate And Substantial Dilution.

      The $0.20 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There Is Currently No Public Market For Our Common Stock. Failure To Develop Or Maintain A Trading Market Could Negatively Affect The Value Of Our Shares And Make It Difficult Or Impossible For You To Sell Your Shares.

      Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

      Even if our common stock is quoted on the OTC Bulletin Board under the symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our Common Stock Will Be Subject To The "Penny Stock" Rules Of The SEC.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

      There is currently no public trading market for our common stock.


      Other than the 1,017,000, shares being registered pursuant to this prospectus, we have not agreed to register any shares of our common stock under the Securities Act for sale by stockholders. As of January 27, 2006, we had 21,739,500 shares of common stock issued and outstanding and approximately 117 stockholders of record of our common stock.

Dividend Policy

      Our payment of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. However, if we enter into an agreement for debt financing in the future we may be restricted from declaring dividends.

Equity Compensation Plan Information

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

---------------------------------------------------------------------------------------------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
---------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
---------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
---------------------------------------------------------------------------------------------------------------

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

      The information in this report contains forward-looking statements. All statements other than statements of historical fact made in report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Background

      We were formed and incorporated in the state of Delaware on November 6, 2003. We are a holding company and conduct our current operations solely through a wholly-owned subsidiary, Sophlex Ship Management, Inc. ("Sophlex").

      We had no significant business operations until our acquisition of Sophlex on September 1, 2004. Sophlex, which was founded in 1999, provides ship crewing and management services to vessel owners and operators in the United States and abroad. Our Chief Operating Officer was the founder and the sole shareholder of Sophlex prior to the acquisition.

      We are also currently pursuing opportunities to develop cruise vessels for a new industry referred to as cruise timeshares, which combines traditional real estate timeshares with commercial cruise vacations. Purchasers of cruise timeshares will receive the right to a seven-day cruise each year for a minimum period of 10 years aboard a cruise ship to be purchased by the Company.

Liquidity and Capital Resources


      As of December 31, 2004, we had a negative cash balance of $5,868 and a negative cash flow from operations of $106,183. We have a negative cash balance since we released checks on the last day of the fiscal year, with the knowledge that we would have funds to cover such checks on the first day of the next fiscal year. Since inception, we have been dependent upon proceeds of loans from our stockholders and receipt of capital investment to fund our continuing activities.

      On May 5, 2004, we issued a Revolving Secured Note, with an aggregate principal amount of up to $500,000 to Frank Crivello who is the majority owner of Farwell Equity Partners II, LLC, one of our significant shareholders. Funds were advanced to us, as needed, to be used to pay for our ongoing operations and to provide funding to provide financing services. The Revolving Secured Note had a maturity date of May 31, 2005, with an interest rate of 10%. In November 2004, in accordance with the terms of the Revolving Secured Note, we converted $224,950 of outstanding principal and interest into 17,996,000 shares of our common stock.

      On October 21, 2004, we agreed to loan up to $2,000,000 to King Crown International Co. ltd., pursuant to a Promissory Note for financing needed to repair a cruise vessel purchased to provide tourist services focusing on Taiwan. The Promissory Note has a maturity date of September 15, 2005, with an interest rate of 15%. Pursuant to the terms of the Promissory Note, we agreed to pay amounts owed to third parties by the borrower for repair services and vessel management services in connection with a cruise vessel owned by the borrower and we secured this note with the general assets of the borrower's business as well as a first preferred ship's mortgage on the borrower's cruise vessel Riviera I. We provided the borrower with funding of $258,558.79 under this note from funds obtained through the Revolving Secured Note. On December 30, 2004 we declared the borrower in breach of the Promissory Note, by not providing required information or making the required payments under the Promissory Note, so we arrested the boat in Spain and filed a claim in the United States District Court for the Southern District of Florida to foreclose on the first preferred ship's mortgage that we held. We settled this matter out of court with other related parties on April 7, 2005, with a payment to us of $329,000. After this settlement we agreed to continue providing vessel management services to the Riviera I, until it was destroyed by fire on June 28, 2005,

      As of September 30, 2005, we had a cash balance of $10,764 and a negative cash flow from operations of $441,389. In May 2005, we commenced a private offering of common stock. This offering closed in July 2005, in which we sold 1,639,500 shares of our common stock at a price of $0.20 per share, raising $327,900. The proceeds from this offering were used for the repayment of $133,781 of outstanding debt obligation to Frank Crivello under the Revolving Secured Note and for professional expenses, working capital and general corporate expenses.

      As of September 30, 2005, we had an accounts receivable of $37,272. This includes ship management fees and other reimbursable expenses which accrues as activity incurs monthly. This amount was fully collected on October 31, 2005.


      We currently do not have sufficient cash reserves to meet all of our anticipated obligations for the next twelve months and there can be no assurance that we will ultimately close on the necessary financing. Accordingly, we will need to seek funding in the near future.

      The report of independent certified public accountants on our consolidated financial statements as of December 31, 2004 contains an explanatory paragraph regarding a substantial doubt about our ability to continue as a going concern.

Plan of Operation and Financing Needs

      To date our only revenues have been derived from consulting and ship management fees and we have not derived a profit from our operations. We do not expect to continue receiving consulting or ship management fees in the near future. We currently plan on significantly expanding our operations by acquiring a cruise vessel to develop a cruise timeshare operation. There can be no assurance that we will be able to develop a cruise timeshare operation profitably in the future, if at all, or that we will continue to generate revenues from our other operations in the future. We have incurred net losses in each fiscal period since inception of our operations.


      Our initial focus during the next twelve months is the acquisition of a cruise vessel and the development of our timeshare operations. Once we have obtained a cruise vessel, we expect to immediately hire approximately 45 new employees to operate the vessel and within two months thereafter we expect to hire approximately 40 additional employees to begin providing cruise services.


      In addition, once we obtain the cruise vessel, we estimate our cost of operations will increase by approximately $200,000 per month from our current monthly operating costs of approximately $77,000, while we prepare the vessel for full operations. These expenses will increase as we begin to ramp up activities in connection with the development of our cruise timeshare operations. Once the cruise vessel is fully operational we estimate the total cost of operations will increase by approximately $595,000 per month. The foregoing numbers are based upon the purchase of a vessel with approximately 136 cabins. A vessel of larger capacity would have additional costs associated with its operation and maintenance. Furthermore, these numbers do not include any estimates for major modifications to a vessel that maybe necessary to bring any vessel up to certification requirements, nor do they figure in the monthly finance cost for the purchase of the cruise vessel.


      We estimate that it will cost us approximately $150,000 in additional expenses once we have become a public company. However, we would anticipate these costs to increase based upon an expansion of our operations in the future to reflect additional legal fees, accounting fees, insurance and board related fees, fees that may be related to a senior exchange and future Sarbanes-Oxley requirements, and any future public/private equity offerings.


      We currently do not have sufficient cash reserves to meet all of our anticipated obligations for the next twelve months and there can be no assurance that we will ultimately close on the necessary financing. As a result, we are currently in discussions with various funding sources seeking funding for our current operations and additional funding as we develop our cruise timeshares operations. In addition to any third-party financing we may obtain, we currently expect that loans from our stockholders may be a continuing source of liquidity to fund our operations.


      We are currently in discussions with lenders for marine related financing. We utilize third parties to appraise the vessels we wish to purchase on an "as is" value, on a value assigned by the appraiser based upon expected refurbishment of the vessel, as well as a determination of a replacement value for the vessel. We present prospective lenders with these third-party appraised values in conjunction with our produced projections of revenue and expenses associated with each particular vessel. The marine financing is based upon the lenders comfort with the underlying collateral value (as determined by the appraisal), the strength of our management team, and the vessels projected revenue producing ability.

      To the extent that funds are insufficient to meet management's business plans, we intend to scale back the size of the cruise vessels we are evaluating, reduce our role in the cruise vessel operation, and/or seek alternative business opportunities in the marine space in order to generate revenue.

      The likelihood that we will have sufficient funds to meet our identified obligations will be dependent upon our ability to obtain a vessel that properly meets our needs. To date, we have been unable to obtain a revenue generating vessel and financing combination that was found to be satisfactory. There is no guarantee that we will find such a vessel. We are exploring scaling back our equity involvement in the cruise timeshare business to focus more on a fee based relationship within the cruise timeshare industry as an alternative to meet our funding needs. We are also exploring additional opportunities in the marine space, outside of cruise timeshares, in order to generate sufficient revenue to cover our financing needs. To the extent none of these strategies is successful; we will need to raise additional debt or equity to support our ongoing operations.

Results of Operations

      Since our inception, we have been dependent upon the proceeds of loans from our stockholders and the receipt of capital investment to fund our continuing activities. We have incurred operating losses since our inception. We expect to incur significant increasing operating losses over the next several years, primarily due to the expansion of our business. We will continue to require the infusion of capital until operations become profitable. We had a net loss of $126,895 and a negative cash flow from operations of $106,183 for the ended December 31, 2004.

Year Ended December 31, 2004 and Period from November 6, 2003 (Inception) Through December 31, 2003:

Revenue: Revenue was $101,780 for the year ended December 31, 2004. There was no revenue for the period of November 6, 2003 (Inception) through December 31, 2003. Due to the acquisition of Sophlex Ship Management, Inc. there was an increase in revenue of $66,000 due to the ship management fees it earns. (On June 28, 2005, Sophlex Ship Management, Inc.'s sole customer's ship was destroyed by a fire and no further ship management fees will be earned on this contract.) In addition, $35,780 of revenue was earned from consulting fees from related parties, this income is not expected to be repeated.

General and Administrative: General and administrative expenses were $183,064 for the year ended date of December 31, 2004. There were no general and administrative expenses for the period of November 6, 2003 (Inception) through December 31, 2003. This increase was primarily as a result of an increase in payroll related expenses of $148,427, professional fees of $22,647, and office and occupancy expenses of $11,990. Of these increases, payroll expense increased approximately $49,703, professional fees increased approximately $1,811 and office and occupancy expenses increased approximately $6,200 due to the acquisition of Sophlex Ship Management, Inc.

Operating Expenses: Operating expenses were $50,468 for the year ended December 31, 2004. We did not have operating expenses for the period of November 6, 2003 (Inception) through December 31, 2003. Approximately $15,588 of this increase was due to the acquisition of Sophlex Ship Management, Inc., and the expenses related to Riveria I.


Other Income (Expenses): Other Income totaled $5,362 for year ended December 31, 2004. Other Expenses totaled $1,794 for the period of November 6, 2003 (Inception) through December 31, 2003. This change was due to loan fee income of $10,000 offset by $659 in bank charges, $351 in finance charges, $92 in depreciation, $3,079 in interest and $457 in organizational costs in 2004 compared to $1,794 in organizational costs in 2003. We were able to generate loan fee income in connection with financing we provided for a borrower that needed to repair a cruise vessel, the Riveria I, purchased to provide tourist services focusing on Taiwan.


Net Loss: Net loss before income taxes was $126,895 for the year ended December 31, 2004. Net loss before income taxes was $1,794 for the period of November 6, 2003 (Inception) through December 31 2003. The increase in net loss is attributed to the increased general operating, and general and administrative expenses relating to the acquisition of Sophlex Ship Management, Inc.

Nine Months Ended September 30, 2005 and 2004:


Revenue: Revenue was $112,000 for the nine months ended September 30, 2005 compared to $32,648 earned in the nine month period ended September 30, 2004. This increase was a result of the acquisition of Sophlex Ship Management, Inc. and the ship management fees it earned from the Riveria I contract. This included an accounts receivable balance of $37,272 owed to us by Riveria I, which was paid in full on October 31, 2005. On June 28, 2005, the Riveria I was lost due to a fire and no further ship management fees will be earned on this contract.


General and Administrative: General and administrative expenses were $519,706 and $100,762 for the nine months ended September 30, 2005 and 2004, respectively. General and administrative expenses increased by $418,944 in 2005 as compared to 2004, primarily as a result of an increase in payroll, professional fees, and office and occupancy expenses, as a result of the acquisition of Sophlex Ship Management, Inc. on September 1, 2004 and additional employees hired. As a result, for the nine months ended September 30, 2005, we incurred substantially increased payroll of $236,000, $158,000 of professional expenses and $25,000 of office and occupancy expenses. Approximately $106,000 of increased payroll expenses and approximately $20,000 of the increased office and occupancy expenses for the nine months ended September 30, 2005, can be attributed to the Sophlex Ship Management, Inc. acquisition.

Operating Expenses: Operating expenses were $46,100 for the nine months ended September 30, 2005 compared to $707 for the nine months ended September 30, 2004. This increase was primarily due to the acquisition of Sophlex Ship Management, Inc., and the expenses related to Riveria I.

Other Income (Expenses): Other Income (Expenses) net was ($1,317) and $22,733 for the nine months ended September 30, 2005 and 2004, respectively. This change was primarily due to interest income totaling $11,894 on the note and settlement with Riveria I offset by $931 in debt forgiveness, $322 in depreciation and $11,203 in interest expense in 2005 compared to loan fee income of $24,250 offset primarily by $900 in interest expense and $457 in organizational costs in 2004.


Net Loss. Net loss before income taxes was $468,333 and $46,358 for the nine months ended September 30, 2005 and 2004, respectively. The increase in net loss is attributed to the increased payroll and professional fees due to the acquisition of Sophlex Ship Management, Inc and the addition of other employees.

Off-Balance Sheet Arrangements

      The Company does not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Concentrations of Credit Risk

      Three customers accounted for the total revenue for the year ended December 31, 2004. One customer, Rivera I, accounted for 66% of our revenue. This customer accrues expenses, which are paid on behalf of the customer by our subsidiary, Sophlex Ship Management, Inc and reimbursed by the customer. These receivables are included in accounts receivable at December 31, 2004. The remaining customers, Sea Diamond Gaming, LLC and Port Offices, LLC, both related parties, account for the consulting income for the year ended December 31, 2004.

Revenue Recognition

      The Company recognizes ship management revenue and consulting revenue when earned. At the time of the transaction, the Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction and whether collectibility is reasonably assured. If a significant portion of a fee is due after the normal payment terms, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company recognizes revenue as the fees become due. Where the Company provides a service at a specific point in time and there are no remaining obligations, the Company recognizes revenue upon completion of the service.

                                    BUSINESS

Organizational History

      We are a specialized holding company engaged in various marine industry operations. Our current primary operation, conducted through our wholly owned subsidiary, Sophlex Ship Management, Inc., is providing ship crewing and management services to vessel owners and operators in the United States and abroad. In addition, through our other wholly owned subsidiaries we are attempting to provide financing to businesses in the marine industry, ship crewing and management services to vessel owners and operators in the United States and abroad, and we are in the process of entering into a new industry involving the sale of timeshare opportunities on cruise ships, similar to real estate timeshares. Our website address is http://www.marinegrowthventures.com.

Overview of Business

      We had no significant business operations, until our acquisition of Sophlex Ship Management, Inc. on September 1, 2004 in exchange for 1,000,000 shares of our common stock. Sophlex Ship Management, Inc., which was founded in 1999, provides ship crewing and management services to vessel owners and operators in the United States and abroad. Capt. Timothy Levensaler, our Chief Operating Officer, was the founder and the sole shareholder of Sophlex Ship Management, Inc. prior to its acquisition by us.

      We are also currently pursuing opportunities in a new industry referred to as cruise timeshares, which combines traditional real estate timeshares with commercial cruise vacations. Purchasers of cruise timeshares will receive the right to a seven-day cruise each year for up to 15 years aboard a cruise ship which we are looking to purchase. However, we intend to continuing providing ship crewing and management services in addition to our cruise timeshare operation.

Crewing and Management Services

      Currently our primary business is to provide ship crewing and management services to vessel owners and operators in the United States and abroad. Although as of the date hereof we are not providing such services to any vessels, we have provided ship crewing and management services to eight different vessels since 1998. These services are provided by our wholly-owned subsidiary Sophlex Ship Management, Inc., which is an International Safety Management Code certified company holding a Document of Compliance issued by the American Bureau of Shipping to operate vessels worldwide. This certification authorizes us to operate any ship anywhere in the world. A DOC (Certificate of Compliance) is applied for and is held for in each country in which the ship is under its Flag.

      Our crewing services consist of supplying sea staff to our clients. To ensure the qualifications of the staff a prerequisite to hiring our crew is to check that each of the crew members has all the required regulatory training and certificates. Generally we provide crews for ships that we manage, but we also provide crews to vessels operated by other entities, for which we do not provide management services, upon request. When providing crew services we generally charge a fee for each crew member provided. We usually obtain management customers who come to us either in the process of purchasing a ship or shopping for a ship. We assist the customers in this process, which usually requires our inspection of the ship. Once the purchase is made we can provide a crew to deliver the ship to the buyer's location anywhere in the world. Once the ship is delivered our goal is to try to be retained to provide continuing management services for the vessel.

      In order to be able to provide crewmembers, we maintain relationships with employment agencies in the Philipines, Ukraine, Honduras, Mexico and Cuba and currently have an agreement with an agency in China. These agencies provide highly qualified and licensed marine crew at all skill levels, many of whom have experience in operating both United States and foreign flag vessels. We are therefore able to deploy qualified, responsible crew to our clients' operations on an expedited basis. These agencies are compensated for their services by either charging the crew member a fee that is paid up front or garnished from future wages, by charging us a monthly fee ranging from $25 to $50 per employee or by charging us an upfront fixed free which ranges from $100 to $300 per employee contract.

      In addition to the provision of crew services, we provide our clients with general management services including the following:

      o purchasing new vessels or second-hand vessels (we have assisted in the purchase of two vessels);
      o vessel maintenance ensuring compliance with all safety and environmental rules and procedures (we have assisted in ensuring compliance with all safety and environmental rules and procedures of four vessels);
      o shipyard supervision of new vessels and conversion projects (we have assisted in three conversion projects);
      o assist in devising and obtaining optimal insurance coverage and management of insurance related matters (we have assisted in two insurance programs); and
      o assist in arranging for client's financing needs (assisted in one financing package).

      These functions are supported by onboard and onshore systems for maintenance, inventory, purchasing and budget management.

      In providing management services, we normally enter into agreements to provide complete vessel management services for a period of two to three years. However, depending upon the specific needs of the client we may enter into short-term agreements to provide specific management services, which to date we have not done. For example, we have or could assist a client for the specific purpose of purchasing a vessel, without providing any additional management services.

      In connection with our management services, we often provides technical personnel for a wide range of inspection services, such as feasibility, pre-sale condition, pre-scrapping condition, estimate of work or shipyard package. These services may lead to a contract for us to convert the ship and ultimately provide long-term management services for the ship. Generally these services requires us to identify a ship for the customers needs and determine the suitability of the vessel for proposed project and the pre-sale condition of the vessel. The term "pre-sale condition" refers to the condition of the vessel before an offer or any negotiation is done with respect to a vessel, while "pre-scrapping condition" refers to the condition and general value the ship will have at the end of its usable life. To convert a ship means to change the ships useful purpose from it intended original purpose. For example, a ferry designed to transport cars and trucks can be converted into a casino ship by putting a casino into the former car deck area. This form of conversion requires ship management expertise to ensure that the converted vessel obtains all proper certification, which allow it to operate safely and legally.

      In addition, we have a record of available ships and an ability to locate additional ships. Therefore when potential customers contact us seeking a vessel, after ascertaining the type of vessel being sought we are able to assist the customer in obtaining a vessel that suits their needs by identifying and inspecting an appropriate vessel. We will use these contacts as leads so we can provide conversion management and financing services. Conversion management means we will (1) suggest initial design changes to make a ship suitable for its proposed use, (2) prepare a specification for ship yard conversion, (3) mange the specification during ship yard conversion, and (4) deliver the final vessel to the customer.

      We also provide "Custodial Services." When a ship is confiscated for any number of reasons, we work with local Maritime lawyers to obtain a contract to "hold" the ship for the Federal Court. This refers to a Federal "custodian" service. When a ship gets "arrested" for any reason (most commonly it is non payment of bills for goods and services) the vendor or a group of vendors can apply to the Federal Court to "arrest the vessel." With this application they must propose a custodian for the vessel. The custodian takes possession of the vessel and preserves and protects it for the Federal Marshall while the court proceeding is completed. This can take anywhere from days to years. These contracts generally last from a few hours to one to two years depending on the case. Since daily rates charged for Custodial Services are senior to all other creditors liens we are generally assured of payment.

Financing Services


      We have begun providing financing solutions to companies involved in the marine industry. Due to the nature of the assets of vessel owners, obtaining adequate financing in the marine industry can often be challenging. Through our experience we are able to work with the companies in arranging for the financing that they need. So far we have issued a note for up to $2,000,000 in financing for a borrower that needed to repair a cruise vessel purchased to provide tourist services focusing on Taiwan. We obtained initial funds to provide this financing through a Revolving Secured Note, with an aggregate principal amount of up to $500,000, loaned to us by Frank Crivello. We then secured this financing with the general assets of the borrower's business as well as a first preferred ship's mortgage on the cruise vessel purchased by the borrower. However we only advanced 411,165.66 to the borrower before the borrower defaulted on this financing arrangement.


      We anticipates generating financing revenue in the following ways:

      o Loan Origination Fees - This is a fee for originating a loan. We may simultaneously, or at a later date, sell the loan to a third-party, or sell participation interests in the loan.
      o Loan Placement Fees - This is a fee for arranging financing to be funded by a third party.

      o Loan Servicing Fees - This is a fee for servicing/monitoring the loan provided by a third party on a monthly basis.
      o Rate Arbitrage Income - This is the income derived from the difference between our borrowing costs, and the interest rate charged to the borrower.
      o Credit Enhancement Fees - This is a fee for providing a guarantee or additional collateral to a third-party's loan.

Cruise Timeshares


      We are in the process of entering into a new innovative industry involving the sale of timeshare opportunities on cruise ships, similar to real estate timeshares. While timesharing of vacation real estate is a growing industry we believe, after doing extensive research, that only one other company, Cruise Timeshare Two, Inc., currently markets and sells timeshares on an existing cruise vessel. We have reached an agreement in principle with the principals of Cruise Timeshare Two, Inc. to provide us with marketing and sales broker services, but we have not signed a formal agreement and do not intend to sign a formal agreement until an appropriate vessel has been located and we have obtained sufficient funding.


Industry Overview

      Timesharing of real estate properties is, and has been, a successful method of individual ownership and use of vacation properties for a designated time period each year. An individual initially purchases the timeshare allocation and management, operating, maintenance and other expenses are generally divided amongst all of the timeshare purchasers of the designated real estate who pay a related annual fee for such expenses. During the last decade the worldwide timeshare industry has experienced significant growth and recent average sales have increased by about 7.6% per year (source: American Resorts Development Association).

      Cruises are the fastest growing segment of the multi-billion dollar travel industry, fed by fresh interest, a substantial increase of new ships, considerable advertising and increasing number of repeat customers and referral clients. The average rate of growth in the North American cruise market for 23 years is over 8.1%, which is greater than any other leisure vacation category (source: Cruise Line International Association). Even during poor economic conditions and when business travel has been down cruise sales have remained relatively strong, with approximately 85% of cruise customers reporting overall satisfaction (source: Cruise Line International Association).

Our Solution

      The cruise timeshare concept is an attempt to extend the benefits of a timeshare vacation by uniting the best attributes of quality real estate timeshares and better cruises. The cruise timeshare product offers consumers of real estate timeshares with benefits that would not be available with traditional timeshares, including:

      o all inclusive vacations which include meals and other services at no additional cost;
      o     the ability to avoid adverse weather on a seasonal basis; and
      o the ability to enjoy different localities without the need to trade for use of other real estate properties.

      Furthermore, unlike the construction and development necessary for real estate timeshare projects, we will be able to begin our cruise timeshare operations after acquiring an appropriate cruise vessel and spending approximately four months outfitting the vessel.

      In addition, the cruise timeshare product offers consumers of commercial cruise vacations benefits that would not be available with traditional commercial cruises, including:

      o the projected costs of a cruise timeshare vacation would cost less than a comparable commercial cruise vacation;
      o cruise timeshare ownership and/or use can be loaned, given away or sold by the purchasers;
      o based upon predetermined preferences, purchasers of cruise timeshares will be able to receive their preference for food, beverage and recreational services.

Our Strategy


      We have reached an agreement in principal with Cruise Timeshare Two, Inc. pursuant to which we intend to purchase between one and two cabin style cruise ships per year and Cruise Timeshare Two, Inc. will market and resell the timeshares to customers. See "Sales and Marketing" below in this section. This arrangement provides that Cruise Timeshare Two, Inc. and us will split the profits from the sale of timeshare units and the use of unsold cabins equally, after we have been paid for our administrative expenses in purchasing the relevant cruise ships. We currently plan on purchasing additional ships, accordingly our agreement with Cruise Timeshare Two, Inc. specifies both parties desire to purchase a ship when the first ship is nearly completely sold. However, additional purchases are at the discretion of both parties. In accordance with our agreement, we will purchase and operate the vessel and Cruise Timeshare Two, Inc. will market and sell the individual time share units. We have not yet signed a formal agreement with Cruise Timeshare Two, Inc. and do not intend to sign a formal agreement until an appropriate vessel has been located and we have obtained sufficient funding.

      In addition to our discussions with Cruise Timeshare Two, Inc. we have created initial trip itinerary's, have begun preliminary discussions with other timeshare companies for bulk sales of blocks of rooms in order to obtain quicker cash flow from operations and we are currently searching for an appropriate ship to purchase.


      The cruise timeshares to be sold by us will consist of the right to one seven-day cruise for two per year for a minimum period of 10 years. Due the ability of the cruise ship to change localities depending on the weather and the seasons there will be no "high" or "low" season, as is found with real estate time shares and the purchase price for the timeshare will therefore be based upon the cabin categories which will take into account the different sizes, location on the ship and general configurations.

      We have identified three different cruise vessels, suitable for timeshares, which we are considering for purchase. These vessels have between 137 and 285 cabins, which translates into 50 seven-day timeshares or between 6,850 and 14,250 cruise timeshares available for sale per ship. We intend to utilize the remaining two weeks of the year for maintenance purposes. The retail price of the cruise timeshares for a minimum period of 10 years will range between $9,000 and $19,000. However, we anticipate offering incentive discounts to customers who purchase units in our cruise timeshare early in amounts to be determined at management's discretion. In addition to the initial purchase costs, we anticipate that annual maintenance fees will average between approximately $650 and $850 per timeshare, which fees will vary depending upon the cruise vessel acquired and the cabin category of the timeshare purchased.

      The cruise timeshares will allow for the use of each cabin by two persons during cruises along with the full use by such persons of all public areas, services and entertainment to be provided on the cruise vessel. If timeshare purchasers would like to use the cabin for more than two people (some cabins have extra berths) an extra passenger fee would be charged to cover any additional expenses related to the extra passenger(s). Timeshare purchasers would be able to reserve the right to use their allocated yearly time period by providing 120 days prior notice or purchasers would have the option to accelerate their yearly time periods allocated to future years in order to extend the seven day cruise or to obtain use of more than one cabin, if there is availability on the cruise vessel. In addition, by using a timeshare industry exchange program, purchasers of cruise timeshares will have the ability to trade a seven-day cruise for 14 days or more at many real estate timeshare property vacations.

      The travel itinerary for the cruise vessel will be changed up to twice each year and is anticipated to be within the North American and Caribbean waters. The itineraries of the cruise vessel will be port oriented with minimal time spent at sea in order to allow for port visits of 10 to 20 hours and sometimes longer. This will provide timeshare purchasers with an opportunity to enjoy more shore activities and be able to avail themselves of any local amenities.

Sales and Marketing

      There are many similarities in the demographics of purchasers of real estate timeshares and commercial cruises, this creates a benefit for us in being able to market and sell cruise timeshares into both of these readily defined markets. Accordingly, our costs for sales and marketing of the cruise timeshares will be minimized by being able to target such clearly defined markets in order to generate prospective purchasers of this product.

      Before we are prepared to provide full timeshare services, prospective buyers will be brought to the cruise vessel for a tour and sales presentation. These prospective buyers will be targeted based upon existing lists of potential real estate timeshare purchasers and/or commercial cruise customers. These existing lists or lists of timeshare and cruise purchasers and customers which we have from (a) our own present lists that have been acquired while selling real estate and cruise timeshares, (b) from cooperating and participating timeshare sales organizations that have acquired list in the same manner, (c) from timeshare exchange companies, (d) from retail and other travel entities participating in cruise timeshare sales, (e) from list companies that sell us specific lists, such as lists of consumers that own a timeshare and have taken a cruise, (f) from lead generating programs such as trade shows and other advertising and promotions, and (g) otherwise as opportunities arise. Our present marketing capabilities, which include the experience of Cruise Timeshare Two, Inc. from the prior sale of cruise timeshares, we believe are sufficient to produce prospective buyers and as soon as the cruise vessel has been obtained and is ready for use the vessel will be moved to an appropriate port in the United States for use as a sales tool.

      Once full service operations begin the cruise vessel will be utilized to provide commercial cruises whereby cruise customers will be afforded with an opportunity to purchase a cruise timeshare. In addition, customers of other cruise ships and vacationing visitors at the cruise vessel's ports of call will be given tours of the cruise vessel and will be provided with an opportunity to purchase a cruise timeshare. Advertising and promotions will be targeted towards special interest medias utilized by those in the vacation industry, including direct mailings, our website and organized sales seminars.

Competition

      We believe that there is currently only one direct competitor in the cruise timeshare industry and the principals of such competing timeshare have agreed to market and sell the timeshares to be offered by us. However, real estate timeshares, commercial cruises and vacation exchange companies will all compete with our ability to sell cruise timeshares.

      Vacation exchange companies, like Resorts Condominium International and Interval International, place points on their real estate timeshares. They then allow customers who are eligible to trade these points on some commercial cruises so that customers can expand their vacation choices. Commercial cruises traditionally have a higher markup for amenities than real estate timeshare properties. By contrast, amenities and services wil be provided to our cruise timeshare customers on a cost basis. Our customers will pay directly for these services in the form of yearly dues so there is no incentive to make additional profits on these services. We anticipate that our cruise timeshares will be associated with a vacation club which will permit cruise timeshare purchasers to exchange their cruise for use of a real estate time shares and we expect to join a vacation club that will allow our customers to trade their cruise timeshare weeks for use of real estate timeshare properties that participate in the same programs. While we will not be administering any of these exchange programs or obtain any revenues from such programs, the access of our cruise timeshare customers to these programs adds value to cruise timeshares units we will be offering for sale.

      In addition, our crew and management services compete both with existing and established service providers. Many of these companies have longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do and may have the ability to better attract and retain the same customers that we target. Once service providers have established these business relationships, it could be extremely difficult to convince them to utilize our crew and management services or replace or limit their existing business practices. We cannot be certain that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us could materially adversely affect our business.

Government Regulation

Federal Regulation

      We do not believe that we are currently subject to federal regulation in connection with our current operations; however, to the extent that we operate vessels in United States territorial waters our vessels will be subject to regulation by the United States Coast Guard. Our cruise timeshare vessel would be subject to United States Coast Guard regulations if it enters U.S. waters and ports. These regulations primarily relate to passenger safety. Sophlex has extensive experience and expertise in adhering to these regulations.

State Regulation

      Although real estate timeshares sales personnel must normally have a real estate license, since a cruise timeshare does not involve real estate, it is considered a sale of personal property, for which sales personnel are not required to be licensed. However, we anticipate that we will generally attempt to comply with state real estate offering requirements, although the materials will not be reviewed by the states by complying with real estate timeshare regulations when no State registration requirements or applicable statutes exist. This will require us to provide a "generic" disclosure statement (offering circular) modeled after formats used in Florida, where registration is required. Key consumer protection issues will be adhered to the extent not prevented because the product is a cruise ship, although not a requirement, such as providing a "waiting period" during which time a buyer can cancel a purchase.

      In addition, prior to the sale of a real estate timeshare, sellers normally must file a registration containing a public offering statement in each state in which it desires to sell timeshares. However, in most states this obligation does not currently extend to the sales of cruise timeshares, since they are considered sales of personal property. While other states are considering the enactment of legislation governing the sale of cruise timeshares, the only state currently requiring registrations for the sale of cruise timeshares is Florida. While we have no obligation to, and will not, file such a registration Cruise Timeshare Two, Inc., who will be selling the cruise timeshare units has completed documentation necessary for a full registration of a public offering statement in Florida, and even though not required elsewhere, they do and will continue to provide buyers at every location with documentation similar to that required by Florida.

                                   FACILITIES

      We lease our main office which is located at 405-A Atlantis Road, Cape Canaveral, Florida 32920. The lease has a term of 36 months, which began on August 15, 2004 and expires on August 31, 2007, with options to renew. We currently pay rent and related costs of $1,656.12 per month, which amount is to be increased 3% on each anniversary of the lease.

      We also lease a second office located in Corpus Christi, Texas. We lease approximately 372 square feet of office space based upon a verbal month to month lease and we currently pay rent and related costs of $331 per month.

      We are not dependent on a specific location for the operation of our business.

                                    EMPLOYEES


      As of January 27, 2006 we had four full time employees and approximately 4 contract employees providing crew services. We have not experienced any work stoppages and we consider relations with our employees to be good.


                                LEGAL PROCEEDINGS

      We are not currently a party to any legal proceedings.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS


      Our executive officers and directors and their respective ages and positions as of January 27, 2006 are as follows:

--------------------------------------------------------------------------------
Name                           Age        Position
--------------------------------------------------------------------------------
David Marks                    37         Chairman of the Board
--------------------------------------------------------------------------------
Craig Hodgkins                 44         President and Director
--------------------------------------------------------------------------------
Capt. Timothy Levensaler       46         Chief Operating Officer and Director
--------------------------------------------------------------------------------
Katherine Ostruszka            35         Chief Financial Officer and Controller
--------------------------------------------------------------------------------
Frank J. Orlando               32         Executive Vice President and Director
--------------------------------------------------------------------------------
Paul Schwabe                   48         Secretary and Director
--------------------------------------------------------------------------------

Executive Biographies

      David Marks, Chairman of the Board - Mr. Marks has been our Chairman since October 2004. Since November 2004, Mr. Marks has been a director and Chairman of Thomas Equipment, Inc., a company engaged in the manufacture and distribution of skid steer and excavating equipment, as well as pneumatic and hydraulic components and systems for the industrial market. Since August 2002, Mr. Marks has been a director of Ventures-National Incorporated, a company that is a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards. Since 1994, Mr. Marks has served as the Trustee of the Irrevocable Children's Trust, Irrevocable Children's Trust No. 2 and Phoenix Business Trust, where he oversees all trust investments, with responsibilities that begin pre-acquisition and extend through ownership and disposition. Mr. Marks received a B.S. in economics from the University of Wisconsin in 1990.

      Craig Hodgkins, President - Mr. Hodgkins has been our President since July 2004. From June 2002 until July 2004 Mr. Hodgkins was an executive vice president and technical manager for Sophlex Ship Management, Inc., responsible for all technical and engineering programs and maintenance systems for various ships worldwide. From June 1999 until March 2002 Mr. Hodgkins was president and general manager of the Sahara Hotel and Casino in Las Vegas, Nevada, responsible for all aspects of entire operation including casino operations, hotel, food and beverage, engineering, marketing and human resources. Mr. Hodgkins received a B.S. in Marine Engineering and a minor in Business from Maine Maritime Academy, Castine, ME in 1983.

      Capt. Timothy Levensaler, Chief Operating Officer - Capt. Levensaler has been our Chief Operating Officer since September 2004. From January 2000 until September 2004 he was the president of Sophlex Ship Management, Inc., a Company which he founded to provide ship crew and management services. Capt. Levensaler has numerous licenses and certificates and received a B.S. in Nautical Science/Marine Transportation from the Maine Maritime Academy, Castine, ME in 1983. In addition Capt. Levensaler holds a valid USCG unlimited Masters License, which qualifies him to be a Captain.

      Katherine Ostruszka, Chief Financial Officer - Ms. Ostruszka was our controller since September 2004 and has been our Chief Financial Officer since July 2005. Ms. Ostruszka has over fourteen years of experience in financial analysis particularly in the areas of real estate, gaming, telecommunications and technology while working for Phoenix Investors, LLC and its family of companies. In addition, Ms. Ostruszka is also currently and has been the controller for Phoenix Investors, LLC since 2004. From 1997 until 2004 Ms. Ostruszka was employed by the Waukesha County Technical College. Ms. Ostruszka also holds a position as an economics instructor at Waukesha County Technical College, Wisconsin. Ms. Ostruszka received a BA in Economics and International Affairs from Marquette University and a MS in Management from the University of Wisconsin - Milwaukee.

      Frank J. Orlando, Executive Vice President - Mr. Orlando has been our Executive Vice President since September 2004. From September 1996 until April 2002 Mr. Orlando was vice president and director of corporate development for Phoenix Internet Technologies, Inc., a start up Internet service provider (ISP). In April 2002, Phoenix Internet Technologies, Inc. was sold and Mr. Orlando was retained by the new owners and worked there in a similar capacity until September 2003. From September 2003 through September 2004, Mr. Orlando acted as a consultant to Phoenix Investors, LLC. Mr. Orlando received Bachelors Degrees in Marketing and Production & Operations Management from the University of Wisconsin in 1995.

      Paul Schwabe, Secretary - Mr. Schwabe has been our Secretary since April 2004. Since April 1994, Mr. Schwabe has served as vice president for Phoenix Investors, LLC. In that capacity he has also served as an officer for many subsidiaries of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 and their affiliates. Mr. Schwabe has extensive experience in the management of real estate and the administration of various businesses.

Board of Directors

      Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

      A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

      Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Each of our directors currently receives no compensation for their service on the Board of Directors.

                             EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                            Compensation
                                                                          --------------------------------------------
                                              Annual Compensation                     Awards                Payouts
                                      --------------------------------------------------------------------------------
                                                                                             Securities
                                                                Other                          Under-
                                                                Annual     Restricted           lying
            Name and                                 Bonus     Compen-    Stock Award(s)       Options/       LTIP
       Principal Position       Year   Salary ($)     ($)     sation ($)       ($)             SARs (#)    Payouts ($)
----------------------------------------------------------------------------------------------------------------------
Craig Hodgkins                 2005   100,000.00
President                      2004    33,333.36       0          0

Timothy Levensaler                    100,000.00
Chief Operating Officer        2005    33,333.36       0          0
                               2004

Employment Agreements with Executive Officers

Craig Hodgkins

      On July 1, 2004, we entered into an agreement with Craig Hodgkins, effective September 1, 2004, to employ Mr. Hodgkins as our President. Mr. Hodgkins' employment agreement is for a term of three years, but his employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either Mr. Hodgkins or by us. Termination by us may be with or without cause, at any time. However, in the event that Mr. Hodgkins is terminated by us without cause Mr. Hodgkins is entitled to receive severance pay in the form of his base salary at the time of termination. Mr. Hodgkins' gross salary under the agreement is set at an annual rate of $100,000; provided, however, that Mr. Hodgkins will be entitled to increases of up to $150,000 in such base salary for any calendar quarter in which our EBIDTA exceeds certain predetermined milestones.

Capt. Timothy Levensaler

      On July 1, 2004, we entered into an agreement with Capt. Timothy Levensaler, effective September 1, 2004, to employ Capt. Levensaler as our Chief Operating Officer. Capt. Levensaler's employment agreement is for a term of three years, but his employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either Capt. Levensaler or by us. Termination by us may be with or without cause, at any time. However, in the event that Capt. Levensaler is terminated by us without cause Capt. Levensaler is entitled to receive severance pay in the form of his base salary at the time of termination. Capt. Levensaler's gross salary under the agreement is set at an annual rate of $100,000; provided, however, that Capt. Levensaler will be entitled to increases of up to $150,000 in such base salary for any calendar quarter in which our EBIDTA exceeds certain predetermined milestones.

      We have not entered into employment agreements with our other executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On May 5, 2004 we issued a Revolving Secured Note with an aggregate principal amount of $500,000 to Frank Crivello, the majority owner of the membership interests of Farwell Equity Partners II, LLC, our major stockholder with an 82.80% interest. In accordance with the terms of the note, $224,950 of principal and interest was converted into 17,996,000 shares of our common stock on November 25, 2004. The remainder of the note was paid in full with the proceeds of our private offering which closed on July 15, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information, as of January 27, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


---------------------------------------------------------------------------------------------------
                                                                    Prior to          Post-Offering
Name of                                  Number of Shares           Offering as a     as a Percent
Beneficial Owner (1)                     Beneficially Owned (2)     Percent of Total  of Total
---------------------------------------------------------------------------------------------------
David Marks                                   18,025,000 (3)           82.91%           82.91%
---------------------------------------------------------------------------------------------------
Craig Hodgkins                                 1,005,000                4.62%            4.62%
---------------------------------------------------------------------------------------------------
Capt. Timothy Levensaler                       1,015,000                4.67%            4.67%
---------------------------------------------------------------------------------------------------
Frank J. Orlando                                 112,500                   *                *
---------------------------------------------------------------------------------------------------
Katherine Ostruszka                                2,500                   *                *
---------------------------------------------------------------------------------------------------
Paul Schwabe                                       2,500                   *                *
---------------------------------------------------------------------------------------------------
Farwell Equity Partners II, LLC               18,000,000(3)            82.80%           82.80%
---------------------------------------------------------------------------------------------------
All Executive Officers and Directors          20,162,500               92.75%           92.75%
as a Group (6 persons)
---------------------------------------------------------------------------------------------------

      *     Less than 1%
      (1) Except as otherwise indicated, the address of each beneficial owner is c/o Marine Growth Ventures, Inc., 405-A Atlantis Road, Cape Canaveral, FL 32920.
      (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.
      (3) Frank Crivello is the majority owner of the membership interests of Farwell Equity Partners II, LLC. David Marks is the managing member of Farwell Equity Partners II, LLC, and has sole investment and dispositive power with respect to all shares owned by such entity.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock


      We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of January 27, 2006, we had 21,739,500 shares of common stock outstanding and no shares of Preferred Stock outstanding.


      The holders of the shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of our common stock do not have preemptive, subscription or conversion rights.

      Holders of shares of our common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

      Our payment of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but we intend to retain all earnings, if any, for use in our business.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our bylaws provide for the indemnification of our directors and officers against all claims and liability by reason of serving as a director or officer. We are required to reimburse all legal expenses incurred by any director or officer in connection with that proceeding. We are not, however, required to reimburse any legal expenses in connection with any proceeding if a determination is made that the director or officer did not act in good faith or in a manner reasonably believed to be in our best interests. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      No market currently exists for our shares. The price reflected in this prospectus of $0.20 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.20 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o     privately negotiated transactions; and
      o     a combination of any such methods of sale.

      In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

      The $0.20 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

      In offering the shares covered by this prospectus, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

      Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

                              SELLING STOCKHOLDERS


      The following table sets forth the common stock ownership of the selling stockholders as of January 27, 2006. The selling stockholders acquired their securities through a private placement offering which closed on July 15, 2005.


      We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Shareholder    Number of Shares Owned   Number of Shares   Number of Shares Owned    Percentage of Common
                                   Before Offering      Offered for Sale    After Completion of        Stock Owned After
                                                                                  Offering          Completion of Offering
Martin McNeill                          5,000                5,000                   0                         0
Barry Forst                             5,000                5,000                   0                         0
Andy Cohen c/f Jesse Cohen              5,000                5,000                   0                         0
Andy Cohen c/f Erica Cohen              5,000                5,000                   0                         0
Susan Ackerman                          6,000                6,000                   0                         0
Andrew  Cohen                           6,000                6,000                   0                         0
Andrew  Hackel                          6,000                6,000                   0                         0
Jessica Hackel                          8,000                8,000                   0                         0
Robert Hackel                           7,500                7,500                   0                         0
Henry  Hackel                           5,000                5,000                   0                         0
Debbie  Hackel                          6,000                6,000                   0                         0
Joel Ontell                             5,000                5,000                   0                         0
Milton Schwartzberg                     6,000                6,000                   0                         0
Carl Planagan                           6,000                6,000                   0                         0
Elliott  Ames IRA ADP
Clearing Custodian                      6,000                6,000                   0                         0
Tim Connelly                            5,000                5,000                   0                         0
William Landberg                        6,000                6,000                   0                         0
David Ofman                             9,000                9,000                   0                         0
Alexandra Sikora                        5,000                5,000                   0                         0
Joyce Sikora                            5,000                5,000                   0                         0
Martin Bookston                         5,000                5,000                   0                         0
Martin  Bookston III                    5,000                5,000                   0                         0
Guy B. Crawford IRA ADP
Clearing Custodian                      6,500                6,500                   0                         0
Martin Danon                            6,000                6,000                   0                         0
Daniel Siegel                          10,000               10,000                   0                         0
Jay Shartsis                            6,000                6,000                   0                         0
Tanya Hackel                            6,000                6,000                   0                         0

Warren  Cohen                           5,000                5,000                   0                         0
Steven Millner                          5,000                5,000                   0                         0
Douglas  Newton                         6,000                6,000                   0                         0
Stephan Balsamo                         5,000                5,000                   0                         0
Jeremy Bookston                         5,000                5,000                   0                         0
Mark  Hestrin                           6,000                6,000                   0                         0
Janice Crawford                         5,000                5,000                   0                         0
Jack Balsamo                            5,000                5,000                   0                         0
William Bielefeld                       5,000                5,000                   0                         0
Elizabeth Bielefeld                     5,000                5,000                   0                         0
Lawrence  Balsamo                       5,000                5,000                   0                         0
Christopher Ahlstedt                    5,000                5,000                   0                         0
Lawrence & Ann D.  Balsamo              5,000                5,000                   0                         0
Daniel & Kathya Balsamo                 5,000                5,000                   0                         0
Lawrence Underwood                     12,500               12,500                   0                         0
Deanie Underwood                       12,500               12,500                   0                         0
Jennifer Underwood                     12,500               12,500                   0                         0
Robert Sirbu                            5,000                5,000                   0                         0
Richard  Tessi                          5,000                5,000                   0                         0
Dale Cox                               10,000               10,000                   0                         0
Richard  Pisano                         5,000                5,000                   0                         0
Redwood Consultants (1)                 5,000                5,000                   0                         0
Lavonna Hardin                          5,000                5,000                   0                         0
Michael Sirbu                           5,000                5,000                   0                         0
Jens Dalsgaard                          5,000                5,000                   0                         0
Jimmy  Perez                           10,000               10,000                   0                         0
Angela Williams                         5,000                5,000                   0                         0
Luciano and Maria
Volpacchio                              5,000                5,000                   0                         0
Maureen Simon                           5,000                5,000                   0                         0
Daniel Friend                           5,000                5,000                   0                         0
Frank  Hawkins                          5,000                5,000                   0                         0
Julianna  Marshall                      5,000                5,000                   0                         0
Gerald Kieft                            5,000                5,000                   0                         0
Stephen Kravit                         25,000               25,000                   0                         0
Anne Kravit                            25,000               25,000                   0                         0
John Daignault                          5,000                5,000                   0                         0
David and Linda Stone                  20,000               20,000                   0                         0
Greg Johnston                         100,000              100,000                   0                         0
Margo West                             10,000               10,000                   0                         0
Tri-Cor Inc. (2)                       25,000               25,000                   0                         0
Marie  Donofrio                        37,500               37,500                   0                         0
David Cohen                            10,000               10,000                   0                         0
Holli  Arberman                        15,000               15,000                   0                         0
Alfred and Marcia Arberman              5,000                5,000                   0                         0
Michael Josephs                         5,000                5,000                   0                         0
Terri Josephs                           5,000                5,000                   0                         0
Joel  Arberman                         15,000               15,000                   0                         0
Christina Araj                         10,000               10,000                   0                         0
Jeffrey Araj                           25,000               25,000                   0                         0
Kurt  Jensen                            2,500                2,500                   0                         0
Michael Donofrio                       50,000               50,000                   0                         0
Charles Schwab & Co Inc.
Custodian FBO Jill King,
IRA                                    25,000               25,000                   0                         0
Charles Schwab & Co Inc.
Custodian FBO John King,
IRA                                    25,000               25,000                   0                         0
Valerie Bryan-Wunner                   12,500               12,500                   0                         0
FEA, LLC (3)                           12,500               12,500                   0                         0
Donald Main                             5,000                5,000                   0                         0
Luigi Basso                             5,000                5,000                   0                         0
Gilbert Teitel                          8,500                8,500                   0                         0
Giacomo Fallucca                        5,000                5,000                   0                         0
John B. Lowy, P.C.                     12,500               12,500                   0                         0
John B. Lowy                           12,500               12,500                   0                         0
Barbara Lowy                           12,500               12,500                   0                         0
Olympic Capital Group,
Inc. (4)                               12,500               12,500                   0                         0

Michael Senn                            5,000                5,000                   0                         0
Stephen S. Kennedy                      5,000                5,000                   0                         0
Bradley Underwood                      12,500               12,500                   0                         0
Carrie  Jensen                          2,500                2,500                   0                         0
4237901 Canada Inc (5)                  5,000                5,000                   0                         0
Elliott  Ames                           6,000                6,000                   0                         0
Paul  Grass                            10,000               10,000                   0                         0
Eric  Fry                               5,000                5,000                   0                         0
Norman Leben                            5,000                5,000                   0                         0
Carl J. Planagan IRA ADP
Clearing Custodian                      6,000                6,000                   0                         0
Jose and Cecilia Serra                  5,000                5,000                   0                         0
Robert C. Klein                        25,000               25,000                   0                         0
Margaret Hodgkins                       5,000                5,000                   0                         0
Lloyd Hodgkins                         10,000               10,000                   0                         0
Peggy Hodgkins                         10,000               10,000                   0                         0

      (1) Jens Dalsgaard has the voting and dispositive rights over the shares held by Redwood Consultants.
      (2) John Daignault has the voting and dispositive rights over the shares held by Tri-Cor Inc.
      (3) Bruce Wunner has the voting and dispositive rights over the shares held by FEA, LLC.
      (4) John Lowy has the voting and dispositive rights over the shares held by Olympic Capital Group, Inc.
      (5) Clifford Rhee has the voting and dispositive rights over the shares held by 4237901 Canada Inc.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Our consolidated financial statements as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and the period from November 6, 2003 (inception) through December 31, 2003, have been included herein in reliance upon the report of Weinberg & Company, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

      In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                          MARINE GROWTH VENTURES, INC.

                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2004 and December 31, 2003

         Report of Independent Registered Public Accounting Firm                                          F-1
         Consolidated Balance Sheets as of December 31, 2004 and 2003                                     F-2
         Consolidated Statements of Operations for the year ended December 31, 2004
                  and the period from November 6, 2003 (inception) through December 31, 2003              F-3
         Consolidated Statements of Stockholders' Equity (Deficiency) for the period
                  from November 6, 2003 (inception) through December 31, 2004                             F-4
         Consolidated Statements of Cash Flows for the year ended December 31, 2004
                  and the period from November 6, 2003 (inception) through December 31, 2003              F-5
         Notes to Consolidated Financial Statements as of December 31, 2004 and 2003                      F-6

For the Nine Months Ended September 30, 2005 and 2004

         Independent Registered Public Accounting Firm's Review Report                                    F-14
         Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)                        F-15
         Condensed Consolidated Statements of Operations for the nine months ended
                  September 30, 2005 and 2004 (unaudited)                                                 F-16
         Consolidated Statement of Stockholders' Equity (Deficiency) for the nine
                  months ended September 30, 2005 (unaudited)                                             F-17
         Condensed Consolidated Statements of Cash Flows for the nine months ended
                  September 30, 2005 and 2004 (unaudited)                                                 F-18
         Notes to Condensed Consolidated Financial Statements as of September 30, 2005 (unaudited)        F-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of:
Marine Growth Ventures, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Marine Growth Ventures, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended December 31, 2004 and for the period from November 6, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marine Growth Ventures, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations, and their cash flows for the year ended December 31, 2004 and for the period from November 6, 2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a net loss of $126,895 and a negative cash flow from operations of $106,183 for the year ended December 31, 2004. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.

Boca Raton, Florida
June 22, 2005

                  Marine Growth Ventures, Inc. and Subsidiaries
                           Consolidated Balance Sheets

                                                                        December 31,      December 31,
                                                                            2004              2003
                                                                        ------------      ------------
ASSETS

         CURRENT ASSETS
         Accounts Receivable                                            $     16,500      $         --
         Notes and Loans Receivable                                          269,730                --
                                                                        ------------      ------------
              Total Current Assets                                           286,230                --

         FIXED ASSETS, NET                                                     1,194                --
         OTHER ASSETS                                                          2,181                --
         GOODWILL                                                             12,500                --
                                                                        ------------      ------------

         TOTAL ASSETS                                                   $    302,105      $         --
                                                                        ============      ============

                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

         CURRENT LIABILITIES
         Accrued Payroll                                                $     25,101      $         --
         Cash Overdraft                                                        5,868                --
         Accrued Interest Payable                                              1,126                --
         Accounts Payable                                                      1,900                --
         Other Accounts Payable                                                9,729             1,794
         Note Payable - Stockholder                                          133,781                --
                                                                        ------------      ------------
              Total Current Liabilities                                      177,505             1,794
                                                                        ------------      ------------

                          COMMITMENTS AND CONTINGENCIES

         STOCKHOLDERS' EQUITY (DEFICIENCY)
         Preferred Stock, $.001 par value, 5,000,000
         shares authorized, none issued or outstanding                            --                --
         Common Stock, $0.001 par value, 100,000,000
         shares authorized, 20,100,000 and 4,000 issued
         and outstanding                                                      20,100                 4
         Subscription Receivable                                              (1,250)             (100)
         Additional Paid-In Capital                                          234,439                96
         Accumulated Deficit                                                (128,689)           (1,794)
                                                                        ------------      ------------
              Total Stockholders' Equity (Deficiency)                        124,600            (1,794)
                                                                        ------------      ------------

         TOTAL LIABILITIES & STOCKHOLDERS'
         EQUITY (DEFICIENCY)                                            $    302,105      $         --
                                                                        ============      ============

          See accompanying notes to consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                                     For the
                                                                   Period From
                                                                   November 6,
                                                                       2003
                                                 For the Year      (Inception)
                                                    Ended            Through
                                                 December 31,      December 31,
                                                     2004              2003
                                                 ------------      ------------

REVENUE
         Consulting Income                       $     35,780      $         --
         Ship Management Fees                          66,000                --
                                                 ------------      ------------
              Total Revenue                           101,780                --
                                                 ------------      ------------

EXPENSES
         Operating                                     50,468                --
         Selling                                          505                --
         General and Administrative                   183,064                --
                                                 ------------      ------------
              Total Expenses                          234,037                --
                                                 ------------      ------------

LOSS FROM OPERATIONS                                 (132,257)               --
                                                 ------------      ------------

OTHER INCOME (EXPENSES)
         Other Income                                  10,000                --
         Other Expenses                                (4,638)           (1,794)
                                                 ------------      ------------
              Total Other Income (Expenses)             5,362            (1,794)
                                                 ------------      ------------

NET LOSS                                         $   (126,895)     $     (1,794)
                                                 ============      ============

Basic and diluted loss per common share          $      (0.05)     $      (0.45)
                                                 ============      ============

Weighted Average number of shares
outstanding - basic & diluted                       2,425,808             4,000
                                                 ============      ============

          See accompanying notes to consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
                    Consolidated Statements of Stockholders'
                     Equity (Deficiency) For the Period from
             November 6, 2003 (Inception) Through December 31, 2004

                                                    Common Stock
                                                                                        Additional
                                                                         Subscription     Paid-In     Accumulated
                                                Shares        Amount      Receivable      Capital       Deficit         Total
                                              ------------------------    ----------     ----------    ----------     ----------
Common stock subscribed at inception               4,000    $        4    $     (100)    $       96    $       --     $       --

Net Loss for the year                                 --            --            --             --        (1,794)        (1,794)

                                              ------------------------    ----------     ----------    ----------     ----------
Balance, December 31, 2003                         4,000             4          (100)            96        (1,794)        (1,794)

Collection  of subscription receivable  in
May 2004                                              --            --           100             --            --            100

Common stock issued for cash in September
2004                                           1,000,000         1,000            --         11,500            --         12,500

Shares issued  in exchange for  shares in
Sophlex Ship Management, Inc. in September
2004                                           1,000,000         1,000            --         11,500            --         12,500

Common stock subscribed in September 2004        100,000           100        (1,250)         1,150            --             --
Conversion of a portion of the balance of
notes payable in November 2004                17,996,000        17,996            --        206,954            --        224,950

Debt forgiveness converted to Additional
Paid-In Capital in December 2004                      --            --            --          3,239            --          3,239

Net Loss for the year                                 --            --            --             --      (126,895)      (126,895)

                                              ------------------------    ----------     ----------    ----------     ----------
Balance, December 31, 2004                    20,100,000    $   20,100    $   (1,250)    $  234,439    $ (128,689)    $  124,600
                                              ========================    ==========     ==========    ==========     ==========

           See accompanying notes to consolidated financial statements

                 Marine Growth Ventures, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows

                                                                                      For the
                                                                                    Period From
                                                                                    November 6,
                                                                                        2003
                                                                  For the Year      (Inception)
                                                                     Ended            Through
                                                                  December 31,      December 31,
                                                                      2004              2003
                                                                  ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net Loss                                                 $   (126,895)     $     (1,794)
         Adjustments To Reconcile Net Loss To Net Cash
         Used In Operating Activities:
         Depreciation                                                       92                --
         Changes In Operating Assets & Liabilities:
         Accounts Receivable                                           (16,500)               --
         Other Assets                                                   (2,181)               --
         Accounts Payable                                                1,900                --
         Accrued Interest Payable                                        1,126                --
         Accrued Payroll                                                25,101                --
         Other Accounts Payable                                         11,174             1,794
                                                                  ------------      ------------
     Net Cash Used In Operating Activities                            (106,183)               --
                                                                  ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase Of Fixed Assets                                       (1,286)               --
         Advances Made On Loans Receivable                            (269,730)               --
                                                                  ------------      ------------
     Net Cash Used In Investing Activities                            (271,016)               --
                                                                  ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Cash Overdraft                                                  5,868                --
         Proceeds From Note Payable - Stockholder                      369,188                --
         Repayments Of Note Payable - Stockholder                      (10,457)               --
         Collection Of Subscription Receivable                             100                --
         Proceeds From Sale Of Common Stock                             12,500                --
                                                                  ------------      ------------
      Net Cash Provided By Financing Activities                        377,199                --
                                                                  ------------      ------------

NET INCREASE IN CASH:                                                       --                --

CASH, BEGINNING OF YEAR:                                                    --                --
                                                                  ------------      ------------

CASH, END OF YEAR:                                                $         --      $         --
                                                                  ============      ============

SUPPLEMENTAL CASH FLOWS DISCLOSURES:
         Common Stock Issued for Acquisition of Subsidiary        $     12,500      $         --
                                                                  ============      ============
         Common Stock Issued on Conversion of Note Payable        $    224,950      $         --
                                                                  ============      ============
         Common Stock Issued for Subscription Receivable          $      1,250      $        100
                                                                  ============      ============

           See accompanying notes to consolidated financial statements

NOTE A - ORGANIZATION AND OPERATIONS AND GOING CONCERN

      Marine Growth Ventures, Inc. ("MGV") was formed and incorporated in the state of Delaware on November 6, 2003. MGV is a holding company that conducts its operations primarily through a wholly-owned subsidiary, Sophlex Ship Management, Inc. ("Sophlex"). MGV, Sophlex and MGV's other subsidiaries are referred to collectively herein as the "Company".

      The Company had no significant business operations until its acquisition of Sophlex on September 1, 2004. Sophlex, which was founded in 1999, provides ship crewing and management services to vessel owners and operators in the United States and abroad. The founder and the sole shareholder of Sophlex at the time of the acquisition is the current Chief Operating Officer of the Company. At the time acquisition both companies were private entities (See Note I).

      The Company is also currently pursuing opportunities in a new industry referred to as cruise timeshares, which combines traditional real estate timeshares with commercial cruise vacations. Purchasers of cruise timeshares will receive the right to a seven-day cruise each year for up to 15 years aboard a cruise ship to be purchased by the Company.

      In addition, the Company is pursuing other opportunities in the shipping industry.

      Since its inception, the Company has been dependent upon the proceeds of loans from its stockholders and the receipt of capital investment to fund its continuing activities. The Company has incurred operating losses since its inception. The Company expects to incur significant increasing operating losses over the next several years, primarily due to the expansion of its business. There is no assurance that the Company's developmental and marketing efforts will be successful. The Company will continue to require the infusion of capital until operations become profitable. There can be no assurance that the Company will ever achieve any revenues or profitable operations from the sale of its proposed products. During 2005, the Company is seeking additional capital. The Company had a net loss of $126,895 and a negative cash flow from operations of $106,183 for the ended December 31, 2004. As a result of the above, the accompanying consolidated financials have been prepared assuming that the Company will continue as a going concern. The consolidated financials do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (1) Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of the parent company, Marine Growth Ventures, Inc., and its wholly-owned subsidiaries, Marine Growth Finance, Inc., Sophlex Ship Management, Inc., Marine Growth Freight, Inc., Marine Growth Charter, Inc. and Gulf Casino Cruises, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

      (2) Cash

      The Company maintains its cash balances with various financial institutions. Balances at the institutions may at times exceed Federal Deposit Insurance Corporation limits. The Company had a negative cash balance at December 31, 2004.

      (3) Fixed Assets

      Office furniture is stated at cost less accumulated depreciation. The cost of maintenance and repairs is charged to operations as incurred. Depreciation is computed by the declining balance method over the estimated economic useful life of the assets (7 years).

      (4) Net Loss Per Share

      Net loss per common share (basic and diluted) has been computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during each period. Common stock equivalents were not included in the calculation of diluted loss per share as there were none outstanding during the periods presented as well as their effect would be anti-dilutive. Also, see Note K (2) Stock Split.

      (5) Use of Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

      (6) Income Taxes

      Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

      (7) Revenue Recognition

      The Company recognizes ship management revenue and consulting revenue when earned. At the time of the transaction, the Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction and whether collectability is reasonably assured. If a significant portion of a fee is due after the normal payment terms, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company recognizes revenue as the fees become due. Where the Company provides a service at a specific point in time and there are no remaining obligations, the Company recognizes revenue upon completion of the service.

      (8) Fair Value of Financial Instruments

      The carrying amounts of the Company's financial instruments, including accounts receivable, cash overdraft, accounts payable and accrued expenses at December 31, 2004, approximate their fair value because of their relatively short-term nature.

      (9) Accounting for the Impairment of Long-Lived Assets

      The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is performed by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets in 2004 and 2003.

      (10) Goodwill

      Goodwill recognized as a result of the acquisition of Sophlex in September 2004 has an indefinite life and is not amortized (See Note I). Instead, it is subject to annual impairment tests. There was no impairment to goodwill during 2004.

      (11)Recent Accounting Pronouncements

      No recent accounting pronouncements affect the Company's consolidated financial statements.

NOTE C - CONCENTRATION OF CREDIT RISK

      Three customers accounted for the total revenue for the year ended December 31, 2004. One customer accounted for 66% of the revenue. The Company's largest customer incurs expenses, which are paid on behalf of the customer by the subsidiary, Sophlex Ship Management, Inc and reimbursed by the customer. These receivables are included in accounts receivable at December 31, 2004. The remaining two customers, both related parties, account for the consulting income for the year ended December 31, 2004 (See Note F (2) Consulting Income).

NOTE D - NOTES AND LOANS RECEIVABLE

      (1) Riveria I

      In 2004, the Company entered into an agreement with Riveria I in which the Company agreed to finance Riviera I's refurbishing of its ship. As part of this agreement the Company paid certain expenses on behalf of Riveria I which were to then be reimbursed by Riveria I. As of December 31, 2004 the balance on this receivable was $263,730. This receivable was settled in full during 2005 (See Note K (1) Riveria I).

      (2) Officer Loans Receivable

      On September 16, 2004 and October 1, 2004, two loans of $3,000 each were given to the Company's Chief Operating Officer of the Company (See Note F
      (5) Officer Loans Receivable). There are no specific terms of repayment on these loans. This loan was repaid in August, 2005.

NOTE E - FIXED ASSETS

      Fixed assets as of December 31, 2004 consist of:

            Furniture and Equipment               $1,286
            Less: Accumulated Depreciation            92
                                                  ------

            Fixed Assets, net                     $1,194
                                                  ======

      Depreciation expense for the year ended December 31, 2004 amounted to $92.

NOTE F - RELATED PARTY TRANSACTIONS

      (1) Revolving Secured Note

      On May 5, 2004, the Company issued a Revolving Secured Note (the "Note") with an aggregate principal amount up to $500,000 to the majority member of the LLC that is the majority owner of the Company. The Note bears interest at 10% per annum and was due on May 31, 2005. Prior to maturity, both parties agreed that the note would be repaid from funds received from the private placement (See Note K(3)). In accordance with the terms of the Note, $224,950 of principal and interest was converted into 17,996,000 shares of Common Stock on November 25, 2004. As of December 31, 2004, the balance of the note is $133,781. This note was repaid in July, 2005.

      (2) Consulting Income

      In 2004, the Company received $21,530 in consulting income from Port Offices, LLC. The majority member of the LLC that is the majority owner of the Company is a member of Port Offices, LLC.

      In 2004, the Company received $14,250 in consulting income from Sea Diamond Gaming, LLC. The Chairman of the board of the Company is the manager of Sea Diamond Gaming, LLC (See Note K (4) Related Party Loans).

      (3) Other Accounts Payable / Debt Forgiveness / Additional Paid-In Capital

      The majority member of the LLC that is the majority owner of the Company advanced a total of $3,239 for entity start up costs ($1,734 and $1,505 in 2003 and 2004, respectively). This debt was forgiven on December 31, 2004, and was converted to Additional Paid-In Capital for the year ended December 31, 2004.

      (4) Employee Subscription / Receivable

      On September 1, 2004, a receivable of $1,250 was owed by an executive director for the purchase of 100,000 shares of stock, which was recorded as a subscription receivable. This receivable was collected in August, 2005.

      (5) Officer Loans Receivable

      On September 16, 2004 and October 1, 2004, two loans of $3,000 each with no specific repayment terms were given to the Chief Operating Officer of the Company. This loan was repaid in August, 2005.

      (6) Operating Lease

      The Company utilizes space in Milwaukee, Wisconsin owned by an entity controlled by the Chairman of the Board of Directors. There is currently no charge for the use of this space. The fair market value of this rent is $250 per month.

NOTE G - CAPITAL TRANSACTIONS

      In 2003, the Company authorized and issued 4,000 shares of common stock to the founder at $0.025 per share in exchange for a subscription receivable that was collected in May 2004. In August 2004, through a certificate of amendment of the certificate of incorporation, the Corporation was approved to issue 40,000,000 shares of common stock with a par value of $0.0125 per share. The number of authorized shares were also increased in 2005 (See Note K (2)).

      In September 2004, 1,000,000 shares of common stock were sold to the President of the Company and 100,000 shares of common stock to another officer of the Company for $0.0125 per share.

      In September 2004, as part of a stock exchange agreement, the Company issued 1,000,000 shares of common stock at $0.0125 per share to the founder and sole shareholder of Sophlex at the time of acquisition. In exchange, the Company received all outstanding shares of Sophlex Ship Management, Inc. (See Note I)

      On November 25, 2004, in accordance with the terms of the revolving secured note with the majority member of the LLC that is the majority owner of the Company, $224,950 of principal and interest of the note was converted into 17,996,000 shares of common stock. at $0.0125 per share.

NOTE H - INCOME TAXES

                                                   Years ended December 31,
                                                    2004             2003
                                                  --------         --------

      Taxes at U.S. federal statutory rate        $(43,143)        $   (598)
      Valuation Allowance                           43,143              598
                                                  --------         --------
      Tax expense (benefit)                       $     --         $     --
                                                  ========         ========

      The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2004 and 2003 are presented below:

                                                       Years ended December 31,
                                                        2004             2003
                                                      --------         --------
      Deferred income tax assets:
               Net operating losses carryforwards     $ 43,741         $    598
               Tax credits                                  --               --

      Deferred income tax liabilities:
               Depreciation                                 --               --
                                                      --------         --------
                                                        43,741              598

      Valuation allowance                              (43,741)            (598)
                                                      --------         --------
      Net deferred tax assets                         $     --         $     --
                                                      ========         ========

      As of December 31, 2004, the Company has a net operating loss carryforwards for federal income tax purposes in the amount of $128,689, which expire in 2023 and 2024. The valuation allowance increased by $43,143 for the year ended December 31, 2004.

NOTE I - BUSINESS COMBINATION

      On September 1, 2004, the Company entered into a stock exchange agreement whereby it acquired all of the outstanding stock of Sophlex. At the time of the acquisition both the Company and Sophlex were private companies. The Company is considered both the legal and accounting acquirer as the Company retained control of more than 50% of the merged entity. With the merger, the Company's stockholders retained 53% of the issued stock, while the founder and sole shareholder of Sophlex at the time of the acquisition received 47% of the issued stock. Subsequent to the merger, by the terms of an employment agreement (See Note J(1) Employment Agreements), the new 47% stockholder of the company became the Chief Operating Officer. Accordingly, the results of the operations for Sophlex have been included in the accompanying consolidated financial statements from that date forward.

      The aggregate acquisition price was $12,500 based upon the fair value of 1,000,000 shares of the Company's common stock.

      Following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed as of the date of the acquisition:

      Current Assets             $  6,239
      Fixed Assets, Net             1,286
      Other Assets                    525
                                 --------
      Total Assets                  8,050
                                 --------

      Current Liabilities          (8,050)
                                 --------
      Total Liabilities            (8,050)
                                 --------

      Net Assets Acquired              --
      Acquisition price            12,500
                                 --------
      Goodwill                   $ 12,500
                                 ========

      The following pro forma information is based on the assumption that the acquisition took place as of January 1, 2003:

                                                     2004               2003
                                                 (unaudited)        (unaudited)
                                                ------------       ------------
      Total Revenue                             $    264,998       $    290,340
                                                ============       ============

      Net (Loss) Income                         $   (178,251)      $      8,319
                                                ============       ============

      Basic and diluted loss per common share   $      (0.07)      $       0.01
                                                ============       ============

NOTE J - COMMITMENTS AND CONTINGENCIES

      (1) Employment Agreements

      On July 1, 2004, the Company entered into an employment agreement with the Company's future President. By its terms, the employment agreement is for a term of three years commencing September 1, 2004, but his employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either party. Termination by the Company may be with or without cause, at any time. However, in the event that the

      President is terminated by the Company without cause, he is entitled to receive severance pay in the form of his base salary at the time of termination. Gross salary under the agreement is set at an annual rate of $100,000; provided, however, that he will be entitled to increases in such base salary for any calendar quarter in which the Company's Earnings Before Interest, Depreciation, Taxes, and Amortization ("EBIDTA") exceeds certain predetermined milestones.

      On July 1, 2004, the Company entered into an agreement with the Company's future Chief Operating Officer. By its terms, the employment agreement is for a term of three years commencing September 1, 2004, but his employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either party . Termination by the Company may be with or without cause, at any time. However, in the event that the Chief Operating Officer is terminated by the Company without cause, he is entitled to receive severance pay in the form of his base salary at the time of termination. His salary under the agreement is set at an annual rate of $100,000; provided, however, that he will be entitled to increases in such base salary for any calendar quarter in which the Company's EBIDTA exceeds certain predetermined milestones.

      (2) Operating Leases

      The Company leases its main office, which is located in Cape Canaveral, Florida. The lease has a term of 36 months, which began on August 15, 2004 and expires on August 31, 2007, with options to renew. The Company currently pays rent and related costs of $1,656 per month with a 3% increase on each anniversary of the lease. Minimum future lease payments for the next three years at this location are as follows:

      Year Ending December 31,                  Amount
      ------------------------                  ------

            2005                               $20,057
            2006                                20,569
            2007                                12,206
                                               -------
                                               $52,832
                                               =======

      The Company leases a secondary office located in Corpus Christi, Texas. This lease is a verbal month to month lease which was assumed on September 1, 2004 with the Sophlex acquisition. The Company currently pays rent and related costs of $331 per month.

      The Company utilizes space in Milwaukee, Wisconsin owned by an entity controlled by the Chairman of the Board of Directors. This space has been utilized since inception. There is currently no charge for the use of this space. The fair market value of this rent is $250 per month.

      Rent expense charged to operations was $7,310 and $0 in 2004 and 2003, respectively.

NOTE K - SUBSEQUENT EVENTS

      (1) Riveria I

      In January 2005, the Company commenced a lawsuit against Royal Pacific (aka Riveria I) for defaulting on its financing agreement. A settlement was reached and paid by Riveria I in April 2005. The Company received $328,984 (including interest of $11,848) related to the $263,730 of notes receivable outstanding at December 31, 2004 (see Note D (1)) and additional advances made subsequent to year-end in the amount of $53,406.

      (2) Stock Split

      On May 12, 2005, there was a unanimous written consent of the board of directors, which authorized a forward stock split of 4-for-1 and increased the authorized capital of the Company. Furthermore, the total number of shares that the corporation is authorized to have outstanding is 105,000,000 shares, of which 100,000,000 shares shall be common stock with a par value of $.001 and 5,000,000 shares shall be preferred stock with a par value of $.001. All share and per share amounts have been retroactively restated to give effect to the 4-for-1 stock split.

      (3) Private Placement

      On May 16, 2005, the Company issued a Confidential Offering Memorandum ("Offering"). The Offering is available to a limited number of accredited investors. The offering period commenced on May 16, 2005 and is closed on July 15, 2005. The Offering was for a minimum of 1,000,000 shares and a maximum of 2,000,000 shares. The minimum subscription was for $1,000 (5,000 shares), although the Company reserved the right to accept subscriptions for less than $1,000. The shares were offered at a price of $0.20 per share. The Company raised $329,900 from the sale of 1,639,500 common shares. These proceeds were used for the repayment of outstanding debt obligation, professional expenses and working capital and general corporate expenses.

      (4) Related Party Loans

      On May 24, 2005, the Chairman of the Board of the Company loaned $10,000 to the Company with no formal terms of repayment. This loan was repaid in July, 2005.

      (5) Financing Term Sheet

      On April 28, 2005, the Company entered into a term sheet for the sale of an aggregate of $2,200,000 of secured convertible notes. The Company also entered into a term sheet for a Standby Equity Distribution Agreement in the amount of $5,000,000 as part of the same transaction. No funds were received and both of these term sheets were terminated on October 17, 2005.

      (6) Riveria I / Goodwill

      On June 28, 2005, the Company's sole customer's ship was destroyed by a fire. The Company's sole customer is currently pursuing an insurance claim from the loss of its ship. The Company is aiding the customer with this insurance claim. Once this claim is complete the relationship will be re-evaluated. As a result of this fire, the goodwill gained through the merger with Sophlex has been impaired, thus expensed in June 2005.

          Independent Registered Public Accounting Firm's Review Report

We have reviewed the condensed consolidated balance sheet of Marine Growth Ventures, Inc. and subsidiaries as of September 30, 2005, and the related condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2005 and 2004 and stockholders' equity (deficiency) for the nine months ended September 30, 2005. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a net loss of $468,333, a negative cash flow from operations of $441,389 for the nine months ended September 30, 2005, and a working capital deficiency of $61,214 and a stockholders' deficiency of $14,583 at September 30, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Weinberg & Company, PA.

Boca Raton, Florida
November 30, 2005

                  Marine Growth Ventures, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheet
                            As of September 30, 2005
                                   (Unaudited)

ASSETS

         CURRENT ASSETS
         Cash                                                      $     10,764
         Accounts Receivable                                             37,272
                                                                   ------------
              Total Current Assets                                       48,036
                                                                   ------------

         FIXED ASSETS, NET                                                1,950
                                                                   ------------

         OTHER ASSETS
         Accounting Retainer                                              5,000
         Legal Bond                                                      37,500
         Other Deposits                                                   2,181
                                                                   ------------
              Total Other Assets                                         44,681
                                                                   ------------

         TOTAL ASSETS                                              $     94,667
                                                                   ============

                    LIABILITIES & STOCKHOLDERS' (DEFICIENCY)

         CURRENT LIABILITIES
         Accounts Payable                                          $     31,878
         Accrued Payroll                                                 27,372
         Accrued Expenses                                                50,000
                                                                   ------------
              Total Current Liabilities                                 109,250
                                                                   ------------

                          COMMITMENTS AND CONTINGENCIES

         STOCKHOLDERS' (DEFICIENCY)
         Preferred Stock, $0.001 par value, 5,000,000
         shares authorized, none issued or outstanding                       --
         Common Stock, $0.001 par value, 100,000,000
         shares authorized, 21,739,500  issued and outstanding           21,740
         Additional Paid-In Capital                                     560,699

         Accumulated Deficit                                           (597,022)
                                                                   ------------
              Total Stockholders' (Deficiency)                          (14,583)
                                                                   ------------

         TOTAL LIABILITIES & STOCKHOLDERS'
         (DEFICIENCY)                                              $     94,667
                                                                   ============

     See accompanying notes to condensed consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                                Nine Months        Nine Months
                                                  Ended              Ended
                                               September 30,      September 30,
                                                   2005               2004
                                              --------------     --------------

REVENUE
         Ship Management Fees                 $      112,000     $       16,500
         Consulting Income                                --             16,148
                                              --------------     --------------
              Total Revenue                          112,000             32,648
                                              --------------     --------------

EXPENSES
         Operating                                    46,100                707
         Selling                                         710                270
         General and Administrative                  519,706            100,762
         Impairment of Goodwill                       12,500                 --
                                              --------------     --------------
                       Total Expenses                579,016            101,739
                                              --------------     --------------

LOSS FROM OPERATIONS                                (467,016)           (69,091)
                                              --------------     --------------

OTHER INCOME (EXPENSES)
         Other Income                                 12,887             24,250
         Other Expenses                              (14,204)            (1,517)
                                              --------------     --------------
              Total Other Income (Expenses)           (1,317)            22,733
                                              --------------     --------------

NET LOSS                                      $     (468,333)    $      (46,358)
                                              ==============     ==============

Basic and diluted loss per common share       $        (0.02)    $         (.20)
                                              ==============     ==============
Weighted average number of common shares
outstanding - basic & diluted                     20,562,910            234,769
                                              ==============     ==============

     See accompanying notes to condensed consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
                Condensed Consolidated Statement of Stockholders'
                     Equity (Deficiency) For the Nine Months
                            Ended September 30, 2005
                                   (Unaudited)

                                          Common Stock
                                                                                     Additional
                                                                   Subscription       Paid-In       Accumulated
                                      Shares         Amount         Receivable        Capital         Deficit           Total
                                   -----------     -----------     -----------      -----------     -----------      -----------
Balance, December 31, 2004          20,100,000     $    20,100     $    (1,250)     $   234,439     $  (128,689)     $   124,600

Common stock issued  for cash
in July 2005                         1,639,500           1,640              --          326,260              --          327,900
Collection of subscription
receivable in August 2005                   --              --           1,250               --              --            1,250

Net loss for the period                     --              --              --               --        (468,333)        (468,333)

                                   -----------     -----------     -----------      -----------     -----------      -----------
Balance, September 30, 2005         21,739,500     $    21,740     $        --      $   560,699     $  (597,022)     $   (14,583)
                                   ===========     ===========     ===========      ===========     ===========      ===========

     See accompanying notes to condensed consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                                                        Nine Months        Nine Months
                                                                           Ended              Ended
                                                                       September 30,      September 30,
                                                                            2005               2004
                                                                       --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net Loss                                                      $     (468,333)    $      (46,358)
         Adjustments To Reconcile Net Loss To Net Cash
         Used In Operating Activities:
         Depreciation                                                             322                 23
         Loans Receivable Charged to Compensation Expense                       6,000                 --
         Impairment Of Goodwill                                                12,500                 --
         Changes In Operating Assets & Liabilities:
         Accounts Receivable                                                  (20,773)            (2,594)
         Deposits                                                             (42,500)              (525)
         Accounts Payable                                                      29,978                 --
         Accrued Interest Payable                                              (1,126)               895
         Accrued Expenses                                                      50,000                 --
         Accrued Payroll                                                        2,272             24,926
         Other Accounts Payable                                                (9,729)            10,438
                                                                       --------------     --------------
     Net Cash Used In Operating Activities                                   (441,389)           (13,195)
                                                                       --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of Fixed Assets                                              (1,078)            (1,286)
         Advances Made On Loans Receivable                                    (53,406)            (3,000)
         Proceeds From Repayment Of Notes And Loans Receivable                317,136                 --
                                                                       --------------     --------------
     Net Cash Provided By (Used In) Investing Activities                      262,652             (4,286)
                                                                       --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Decrease in Cash Overdraft                                            (5,868)                --
         Proceeds From Common Stock Issued                                    327,900                 --
         Proceeds From Note Payable - Stockholder                             210,185             39,732
         Repayments Of Note Payable - Stockholder                            (343,966)                --
         Collection Of Subscription Receivable                                  1,250                100
                                                                       --------------     --------------
      Net Cash Provided By Financing Activities                               189,501             39,832
                                                                       --------------     --------------

NET INCREASE IN CASH                                                           10,764             22,351

CASH, BEGINNING OF PERIOD                                                          --                 --
                                                                       --------------     --------------

CASH, END OF PERIOD                                                    $       10,764     $       22,351
                                                                       ==============     ==============

     See accompanying notes to condensed consolidated financial statements.

                  Marine Growth Ventures, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                            As of September 30, 2005
                                   (Unaudited)

Note 1 - Organization and Operations and Going Concern

      Marine Growth Ventures, Inc. ("MGV") was formed and incorporated in the state of Delaware on November 6, 2003. MGV is a holding company that conducts its operations primarily through a wholly-owned subsidiary, Sophlex Ship Management, Inc. ("Sophlex"). MGV, Sophlex and MGV's other subsidiaries are referred to collectively herein as the "Company".

      The Company had no significant business operations until its acquisition of Sophlex on September 1, 2004. Sophlex, which was founded in 1999, provides ship crewing and management services to vessel owners and operators in the United States and abroad. The founder and the sole shareholder of Sophlex at the time of the acquisition is the current Chief Operating Officer of the Company. At the time acquisition both companies were private entities (See Note 8).

      The Company is also currently pursuing opportunities in a new industry referred to as cruise timeshares, which combines traditional real estate timeshares with commercial cruise vacations. Purchasers of cruise timeshares will receive the right to a seven-day cruise each year for up to 15 years aboard a cruise ship to be purchased by the Company.

      In addition, the Company is pursuing other opportunities in the shipping industry.

      Since its inception, the Company has been dependent upon the proceeds of loans from its stockholders and the receipt of capital investment to fund its continuing activities. The Company has incurred operating losses since its inception. The Company expects to incur significant increasing operating losses over the next several years, primarily due to the expansion of its business. There is no assurance that the Company's developmental and marketing efforts will be successful. The Company will continue to require the infusion of capital until operations become profitable. There can be no assurance that the Company will ever achieve any revenues or profitable operations from the sale of its proposed products. During 2005, the Company is seeking additional capital. During the nine months ended September 30, 2005, the Company had a net loss of $468,333 and a negative cash flow from operations of $441,389 and as of September 30, 2005, the Company had a working capital deficiency of $61,214 and a stockholders' deficiency of $14,583. As a result of the above, the accompanying condensed consolidated financials have been prepared assuming that the Company will continue as a going concern. The condensed consolidated financials do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies

      (A)   Principles of Consolidation

            The accompanying condensed consolidated financial statements include the accounts of Marine Growth Ventures, Inc. and its wholly-owned subsidiaries, Marine Growth Finance, Inc., Sophlex Ship Management, Inc., Marine Growth Freight, Inc., Marine Growth Charter, Inc. and Gulf Casino Cruises, Inc. All material intercompany accounts and transactions have been eliminated in consolidation. Marine Growth Real Estate, Inc., (an inactive subsidiary) was dissolved on May 11, 2005.

      (B)   Fair Value of Financial Instruments

            The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses at September 30, 2005 approximate their fair value because of their relatively short-term nature.

      (C)   Use of Estimates

            The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

      (D)   Deposits

            Deposits as of September 30, 2005 totaled $44,681. Deposits included accounting retainer, legal bond, office rental security deposit, and utility deposit. Deposits are reduced as charges are incurred or the funds are returned.


      (E)   Accounts Receivable

            Accounts receivable includes ship management fees and other reimbursable expenses incurred on behalf of customers. Accounts receivable over 180 days old are reviewed on a customer by customer basis for collectibility and an allowance for uncollectible accounts is established for those accounts deemed uncollectible.

      (F)   Accrued Expenses


            Accrued expenses as of September 30, 2005 totaled $50,000. These accrued expenses are from legal fees. Expenses are accrued as activity incurs a liability.


      (G)   Loss per Common Share


            Net loss per common share (basic and diluted) has been computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during each period. Common stock equivalents were not included in the calculation of diluted loss per share as there were none outstanding during the periods presented as well as their effect would be anti-dilutive.


      (H)   Interim Consolidated Financial Statements


            The condensed consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 are unaudited. In the opinion of management, such condensed consolidated financial statements include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. The condensed consolidated results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004 and 2003.

      (I)   Goodwill


            Goodwill that had been recognized as a result of the acquisition of Sophlex in September 2004 was impaired in June 2005 due to the fire on Rivera I (See Note 10) and the goodwill was expensed accordingly.


      (J)   Recent Accounting Pronouncements


            No recent accounting pronouncements affect the Company's consolidated financial statements.

Note 3- Related Party Transaction

      On May 24, 2005, the Chairman of the Board of the Company loaned $10,000 to the Company, with no formal terms of repayment. This amount was converted to common shares as part of the Confidential Offering Memorandum on July 15, 2005 (See Note 7).

      On September 30, 2005, the two loans receivable of $3,000 each that were outstanding as of December 31, 2004 and due from the Chief Operating Officer of the Company were charged to compensation expense.

Note 4 - Concentration of Credit Risk

      One customer accounted for the total revenue for the nine months ended September 30, 2005 (See Note 10). The Company's customer incurred expenses, which were paid on behalf of the customer by the subsidiary, Sophlex Ship Management, Inc., and reimbursed by the customer. This receivable is included in accounts receivable at September 30, 2005 (See
      Note 10).

Note 5 - Notes Receivable

      In January 2005, the Company commenced a lawsuit against Royal Pacific (aka Riveria I) for defaulting on its financing agreement. A settlement was reached and paid by Riveria I in April 2005. The Company received $328,984 (including interest of $11,848) related to the $263,730 of notes receivable outstanding at December 31, 2004 and additional advances made in 2005 in the amount of $53,406. As part of this lawsuit, a bond was placed in the amount of $37,500 in order to "arrest" the ship which subsequently sank due to a fire on June 28, 2005 (See Note 10). The $37,500 bond posted to "arrest" the Riviera I ship is being held in a court bank account in the Company's name. Although the bond is being held pending resolution of disputed attorney's fees, the Company believes its payments to date of approximately $35,000 in attorney's fees is payment in full and no additional fees are owed.

Note 6 - Capital Transactions

      On May 12, 2005, there was a unanimous written consent of the board of directors, which authorized a forward stock split of 4-for-1 and increased the authorized capital of the Company. Furthermore, the total number of shares that the corporation is authorized to have outstanding is 105,000,000 shares, of which 100,000,000 shares shall be common stock with a par value of $0.001 and 5,000,000 shares shall be preferred stock with a par value of $0.001. All share and per share amounts have been retroactively restated to give effect to the 4-for-1 stock split.

      In July 15, 2005, the Company closed a Confidential Offering Memorandum. The Company raised $327,900 from the sale 1,639,500 common shares. These shares were sold for $0.20 per share (See Note 7).

Note 7 - Private Placement

      On May 16, 2005, the Company issued a Confidential Offering Memorandum ("Offering"). The Offering was available to a limited number of accredited investors. The offering period commenced on May 16, 2005 and closed on July 15, 2005. The Offering was for a minimum of 1,000,000 shares and a maximum of 2,000,000 shares. The minimum subscription was for $1,000 (5,000 shares), although the Company reserved the right to accept subscriptions for less than $1,000. The shares were offered at a price of $0.20 per share. The Company raised $327,900 from the sale of 1,639,500 common shares. These proceeds were used for the repayment of an outstanding debt obligation, professional expenses and working capital and general corporate expenses.

Note 8 - Business Combination

      On September 1, 2004, MGV entered into a stock exchange agreement whereby it acquired all of the outstanding stock of Sophlex. At the time of the acquisition both MGV and Sophlex were private companies. MGV is considered both the legal and accounting acquirer as MGV retained control of more than 50% of the merged entity. With the merger, MGV's stockholders retained 53% of the issued stock, while the founder and sole shareholder of Sophlex at the time of the acquisition received 47% of the issued stock. Subsequent to the merger, by the terms of an employment agreement effective September 1, 2004, the new 47% stockholder became the Chief Operating Officer of the Company. Accordingly, the results of operations for Sophlex have been included in the accompanying condensed consolidated financial statements from that date forward.

      The following pro forma information is based on the assumption that the Sophlex acquisition took place as of January 1, 2004.

                                              For the Nine Months Ended
                                                  September 30, 2004
                                                      (Unaudited)
                                                      -----------

      Total Revenue                                   $ 195,866
                                                      =========

      Net (Loss)                                      $ (97,714)
                                                      =========

      Basic and diluted loss per common share         $   (0.09)
                                                      =========

Note 9 - Commitment

      On April 28, 2005, the Company entered into a term sheet for the sale of an aggregate of $2,200,000 of secured convertible notes. The Company also entered into a term sheet for a Standby Equity Distribution Agreement in the amount of $5,000,000 as part of the same transaction. No funds were received and both of these term sheets were terminated on October 17, 2005.

Note 10 - Riveria I


      The Company's sole customer's ship, Riveria I, was destroyed by a fire on June 28, 2005. The Company's sole customer is currently pursuing an insurance claim from the loss of its ship. The Company is aiding the customer with this insurance claim for a fee of $2,000 per month, which is not contingent upon the customer receiving any insurance proceeds. Once the claim is complete, the relationship will be re-evaluated. In addition, the outstanding accounts receivable due from this customer prior to the fire is not contingent upon the customer receiving any insurance proceeds. Subsequently, the receivable as of September 30, 2005 from Riviera I was paid in full on October 31, 2005. As a result of this fire, the goodwill of $12,500 acquired in the merger with Sophlex has been impaired as of June 2005 and recorded as an expense for the nine months ended September 30, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our by laws provides that we shall indemnify our directors and officers against all claims and liability by reason of serving as a director or officer. We are required to reimburse all legal expenses incurred by any director or officer in connection with that proceeding. We are not, however, required to reimburse any legal expenses in connection with any proceeding if a determination is made that the director or officer did not act in good faith or in a manner reasonably believed to be in our best interests. This provision in the by laws does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                                  $    23.94
Printing and engraving expenses                                       $10,000.00
Legal fees and expenses                                               $60,000.00
Accounting fees and expenses                                          $10,000.00
Miscellaneous expenses                                                $ 5,000.00

     Total..........................................................  $85,023.94
                                                                      ==========

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      In connection with our acquisition of all of the outstanding shares of common stock of Sophlex Ship Management, Inc. on September 1, 2004, we isssed 1,000,000 shares of common stock to Capt Timothy Levensaler, our Chief Operating Officer, for his shares of Sophlex Ship Management, Inc. September 1, 2004, Craig Hodgkins, our President, was issued 1,000,000 shares of common stock for $12,500. On September 1, 2004, Frank Orlando, our Executive Vice President was issued 100,000 shares of common stock for a subscription receivable of $1,250. This receivable was paid on August 31, 2005. These shares were offered pursuant to an exemption from registration pursuant to section 4(2) of the Securities Act of 1933.

      In accordance with the terms of a promissory note issued to Frank Crivello, $224,950 of principal and interest was converted into 17,996,000 shares of our common stock on November 25, 2004.

      In July 2005, we completed an offering of 1,639,500 shares of our common stock at a price of $0.20 per share to a total of 116 accredited investors. The total amount received from this offering was $327,900. We completed this offering pursuant to an exemption from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit
Number      Description of Exhibit

3.1 Registrant's Certificate of Incorporation (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2,
            2005).

3.2 Certificate of Amendment to Registrant's Certificate of Incorporation (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

3.3 Certificate of Amendment to Registrant's Certificate of Incorporation (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

3.4 Certificate of Amendment to Registrant's Certificate of Incorporation (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

3.5 Registrant's By-Laws (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

5.1         Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Employment agreement dated July 1, 2004 between the Registrant and Craig Hodgkins (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

10.2 Employment agreement dated July 1, 2004 between the Registrant and Capt. Timothy Levensaler (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).


10.3        Seaman Engagement Contract between Sophlex Ship Management Co. Ltd.
            and Xiamen Zhonglianyang Seaman Service Co., Ltd.

10.4 $500,000.00 Revolving Secured Note, dated May 5, 2004, issued by Marine Growth Ventures Inc., Marine Growth Charter, Inc., Marine Growth Finance, Inc., Marine Growth Freight, Inc., Marine Growth Real Estate, Inc. and Gulf Casino Cruises, Inc. to Frank P. Crivello.

10.5 $2,00,000.00 Promissory Note, dated October 21, 2004, issued by King Crown International Co. Ltd. to Marine Growth Finance, Inc.

10.6 Settlement Stipulation, dated April 7, 2005, between King Crown International Co. Ltd., Marine Growth Finance, Inc., Oceans Five Cruises, Inc. and Lee Young Union Ltd.


21.1 List of Subsidiaries (incorporated by reference to the exhibits to Registrants Form SB-2 filed on September 2, 2005).

23.1        Consent of Weinberg & Company, P.A.

23.2        Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit
            5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Cape Canaveral, Florida, on January 27, 2006.


                                     MARINE GROWTH VENTURES, INC.

                                     By: /s/ Craig Hodgkins
                                         ---------------------------
                                         Craig Hodgkins
                                         President (Principal Executive Officer)

                                     By: /s/ Katherine Ostruszka
                                         ---------------------------
                                         Katherine Ostruszka
                                         Chief Financial Officer and Controller
                                         (Principal Accounting Officer and
                                         Principal Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                                  DATE
----------------------------    ---------------------------------------------    ----------------

*
----------------------------    Chairman of the Board                            January 27, 2006
David Marks


/s/ Craig Hodgkins              President and Director                           January 27, 2006
----------------------------
Craig Hodgkins

                                Chief Financial Officer and Controller
/s/ Katherine Ostruszka         (Principal Accounting Officer and Principal      January 27, 2006
----------------------------    Financial Officer)
Katherine Ostruszka

*
---------------------------     Chief Operating Officer and Director             January 27, 2006
Capt. Timothy Levensaler

*
---------------------------     Executive Vice President and Director            January 27, 2006
Frank J. Orlando

*
---------------------------     Secretary and Director                           January 27, 2006
Paul Schwabe


* By /s/ Craig Hodgkins, authorized under Power of Attorney filed with Form SB-2 (File No. 333-128077), filed with the Securities and Exchange Commission on September 2, 2005.